Exhibit 10.1

[Ashurst LLP logo]

U.S.$665,000,000 Revolving Credit Facility Agreement
Restatement Agreement
National Australia Bank Limited (ABN 12 004 044 937)
Barclays Bank PLC
Lloyds Bank plc
and
SunTrust Robinson Humphrey, Inc.
as Mandated Lead Arrangers
and
National Australia Bank Limited (ABN 12 004 044 937)
as Agent

relating to a facility agreement dated 16 September 2014 (as amended and restated on 27 February 2015)

5 August 2016

CONTENTS

CLAUSE		PAGE
1	INTERPRETATION	1
2	TRANSFER OF COMMITMENTS AND LOANS	2
3	RESTATEMENT OF FACILITY AGREEMENT	3
4	REPRESENTATIONS	3
5	EFFECTIVE DATE	3
6	STATUS OF DOCUMENTS	3
7	FEES AND EXPENSES	4
8	MISCELLANEOUS	4
9	GOVERNING LAW AND SUBMISSION TO JURISDICTION	4
SCHEDULE 1		5
Lenders		5
SCHEDULE 2		6
Obligors		6
SCHEDULE 3		7
Conditions Precedent		7
SCHEDULE 4		9
Restated Facility Agreement		9

THIS RESTATEMENT AGREEMENT is made on 5 August 2016
BETWEEN:

(1)	ENSTAR GROUP LIMITED (a company under the laws of Bermuda with registered number EC30916) (the "Parent");

(2)	THE COMPANIES listed in part 1 of schedule 2 (Obligors) as borrowers (the "Borrowers");

(3)	THE COMPANIES listed in part 2 of schedule 2 (Obligors) as guarantors (the "Guarantors");

(4)
NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937), BARCLAYS BANK PLC, LLOYDS BANK PLC and SUNTRUST ROBINSON HUMPHREY, INC. as bookrunners and mandated lead arrangers (the "Mandated Lead Arrangers");

(5)	THE FINANCIAL INSTITUTIONS listed in schedule 1 (Lenders) as lenders (the "Lenders");

(6)	ROYAL BANK OF CANADA as exiting lender (the "Exiting Lender"); and

(7)	NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937) in its capacity as agent for the Lenders under the Facility Agreement (the "Agent").
WHEREAS:

(A)
Certain parties to this agreement entered into a facility agreement dated 16 September 2014 as amended and restated on 27 February 2015 under which certain of the Lenders made available to the Parent a U.S.$665,000,000 revolving credit facility (the "Facility Agreement").

(B)	By entering into this agreement, with effect from the Effective Date SunTrust Bank (the "New Lender") will become a Lender in accordance with the terms of this agreement.

(C)	By entering into this agreement, with effect from the Effective Date the Exiting Lender will cease to be a Lender in accordance with the terms of this agreement.

(D)	The Exiting Lender has agreed to transfer to the New Lender immediately prior to the Effective Date its Commitment.

(E)	The parties to this agreement have agreed to enter into this agreement in order to amend and restate the terms of the Facility Agreement in the manner set out below.
THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION
1.1    Definitions
Unless a contrary intention appears in this agreement, any word or expression defined in the Facility Agreement will have the same meaning when it is used in this agreement.
In this agreement:
"Effective Date" means the date on which the Agent notifies the Parent that all the conditions precedent listed in schedule 3 (Conditions Precedent) have been fulfilled to its satisfaction;
"Existing Lenders" means the National Australia Bank Limited (ABN 12 004 044 937), Barclays Bank Plc, Lloyds Bank Plc and the Royal Bank of Canada;
"Existing Loans" means the Loans made by the Existing Lenders under the Facility Agreement;

1

"New Lender Arrangement Fee Letter" means the letter dated on or about the date of this agreement between SunTrust Robinson Humphrey, Inc. and the Parent setting out any fee referred to in clause 7 (Fees and Expenses);
"Restated Facility Agreement" means the Facility Agreement as amended and restated in accordance with this agreement in the form set out in schedule 4 (Restated Facility Agreement); and
"Transfer" means the transfer of the Commitment and participations in Loans of the Exiting Lender together with all related rights and obligations under the Finance Documents pursuant to clause 2 (Transfer of Commitments and Loans).
1.2    Construction
Clause 1.2 (Construction) of the Facility Agreement will be deemed to be set out in full in this agreement, but as if references in that clause to the Facility Agreement were references to this agreement.

2.	Transfer of Commitments and Loans

2.1
The parties to this agreement intend and agree that the provisions of this clause 2 shall take effect as a Transfer Certificate for the purposes of the Facility Agreement and the Restated Facility Agreement, receipt of which is hereby acknowledged and consented to by the Parent.

2.2	The Exiting Lender, the New Lender and the Agent agree to the transfer by the Exiting Lender of its Commitment to the New Lender pursuant to clause 2.5 below.

2.3	No later than 3 pm on 5 August 2016, the Agent shall notify the Exiting Lender and the New Lender of:

(a)	the Base Currency Amount, the amount and the currency of each Existing Loan and the amount of its participation in that Existing Loan; and

(b)	the amount that the New Lender is required to pay to the Agent for distribution to the Exiting Bank on the Effective Date to ensure that

(i)	the participations of the New Lender in each Existing Loan are equal to the amounts notified to them by the Agent under 2.3(a) above; and

(ii)	the Exiting Bank receives its proportion of any interest, fees or commission accrued on the Existing Loans on or before the Effective Date.

2.4
The New Lender shall make all amounts notified to it by the Agent pursuant to 2.3(b) above available on the Effective Date through its Facility Office and shall promptly thereafter remit such amounts directly to the Agent in accordance with Agent’s wire transfer instructions, whereupon the Agent shall promptly remit such amounts to the Exiting Lender.

2.5	Subject to clause 5 (Effective Date), with effect immediately prior to the Effective Date:

(a)	the Exiting Lender transfers to the New Lender its Commitment; and

(b)
the New Lender undertakes with the Exiting Lender and each of the other parties to the Restated Facility Agreement that it will perform all those obligations which, by the terms of the Restated Facility Agreement, will be assumed by it following the Transfer.

2.6	With effect from the Effective Date the Exiting Lender shall be released from further obligations under the Finance Documents.

2.7
Any amounts payable to the Exiting Lender by any Obligor pursuant to any Finance Document on or before the Effective Date in respect of any period ending on or prior to the Effective Date shall be for the account of the Exiting Lender and the New Lender shall not have any interest in, or any rights in respect of, any such amount.

2

2.8	The New Lender acknowledges and agrees that it enters into this deed subject to the terms of clause 26.4 (Limitation of responsibility of Existing Lenders) of the Restated Facility Agreement.

2.9
The Agent agrees that no transfer fee shall be payable by the New Lender to the Agent under clause 26.3 (Assignment or transfer fee) of the Restated Facility Agreement or otherwise in connection with the Transfer.

3.	RESTATEMENT OF FACILITY AGREEMENT

3.1
The Facility Agreement will, with effect from (and including) the Effective Date, be amended and restated in the form set out in schedule 4 (Restated Facility Agreement) so that the rights and obligations of the parties to this agreement relating to their performance under the Facility Agreement from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Restated Facility Agreement.

3.2
The parties to this agreement agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Restated Facility Agreement.

4.	REPRESENTATIONS

4.1	Each Obligor makes the Repeating Representations to each Finance Party, by reference to the facts and circumstances then existing:

(a)	on the date of this agreement; and

(b)	on the Effective Date.

5.	Effective Date

5.1
Immediately upon receipt by the Agent of satisfactory confirmation from Ashurst LLP (in their standard form) regarding the satisfaction of the conditions precedent listed in schedule 3 (Conditions Precedent) but prior to the Effective Date, the Transfer shall automatically take place without any further action from any party.

5.2	The Agent will notify the Parent and the Lenders promptly when the Effective Date occurs.

5.3
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 5.2 above, the Lenders authorise (but do not require) the Agent to give such notifications. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notifications.

5.4
If the Effective Date has not occurred by 31 August 2016 (or any later date which the Agent (acting on the instructions of the Majority Lenders) and the Parent may agree), then clauses 2 (Transfer of Commitments and Loans), 3 (Restatement of Facility Agreement), and 6 (Status of Documents) will lapse and the Transfer set out in clause 2 (Transfer of Commitments and Loans) and the amendments recorded in clause 3.1 (Restatement of Facility Agreement) will not take effect.

6.	STATUS OF DOCUMENTS

6.1	Continuing Obligations

(a)
Except as varied by the terms of this agreement, the Facility Agreement and the other Finance Documents will remain in full force and effect. Each party to this agreement reconfirms all of its obligations under the Facility Agreement (as amended and restated by this agreement) and under the other Finance Documents.

(b)
Any reference in the Finance Documents to the Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the Facility Agreement, or that provision, as amended and restated by this agreement.

6.2	Finance Document
This agreement will constitute a Finance Document for the purposes of the Restated Facility Agreement.

3

6.3	Guarantee Confirmation
Each Guarantor confirms that with effect from (and including) the Effective Date, the guarantees and indemnities set out in clause 19 (Guarantee and Indemnity) of the Restated Facility Agreement shall apply and extend to the obligations of each Obligor under the Finance Documents (as defined in the Restated Facility Agreement) subject to the guarantee limitations set out in clause 19.11 (Guarantee Limitations - US) and clause 19.12 (Guarantee Limitations - Deemed Dividends) of the Restated Facility Agreement.

7.	FEES AND EXPENSES

7.1	New Lender Arrangement Fee
The Parent shall pay to the SunTrust Robinson Humphrey, Inc. a fee in the amount, manner and at the times agreed in the New Lender Arrangement Fee Letter.

7.2	Expenses
The Parent will on demand pay to the Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by any of the Agent or the Mandated Lead Arrangers in connection with the negotiation, preparation, execution and completion of this agreement and all documents, matters and things referred to in, or incidental to, this agreement.

8.	MISCELLANEOUS

8.1	Invalidity of any Provision
If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

8.2	Counterparts
This agreement may be executed in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument.

8.3	Third Party Rights
The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no person other than the parties to this agreement shall have any rights under it.

9.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

9.1	Governing Law
This agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.2	Jurisdiction of English Courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute regarding the existence, validity or termination of this agreement or any non-contractual obligation arising out of or in connection with this agreement) (a "Dispute").

(b)	The parties to this agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
IN WITNESS whereof this agreement has been duly executed on the date first above written.

4

SHEDULE 1

Lenders

Name of Lender	Commitments (U.S.$)
National Australia Bank Limited (ABN 12 004 044 937)	166,250,000.00
Barclays Bank PLC	166,250,000.00
Lloyds Bank plc	166,250,000.00
SunTrust Bank (13/S/67712/DTTP)	166,250,000.00

5

SCHEDULE 2

Obligors
Part 1
The Borrowers

Name of Borrower	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Group Limited	Bermuda, EC30916
Enstar (EU) Finance Limited	England and Wales, 07621528
Enstar Holdings (US) Inc.	State of Delaware

Part 2
The Guarantors

Name of Guarantor	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Group Limited	Bermuda, EC30916
Enstar (EU) Finance Limited	England and Wales, 07621528
Enstar Holdings (US) Inc.	State of Delaware
Kenmare Holdings Ltd.	Bermuda 30917

6

SCHEDULE 3

Conditions Precedent

2.	Obligors

2.1
A copy of the Constitutional Documents of each Obligor, with such amendments as the Agent may reasonably request (or, if previously delivered to the Agent by an Obligor, a certificate of an authorised signatory of that Obligor confirming that there have been no changes since the date that the copy of the Constitutional Documents was previously delivered to the Agent).

2.2	A certified copy of a resolution of the board of directors of each Obligor:

(a)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Finance Documents and related documents.

2.4
A certified copy of a resolution signed by all the holders of the issued shares in each Guarantor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

2.5
A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on any Obligor to be exceeded.

2.6
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this schedule 3 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Effective Date.

2.7
A certified copy of a good standing certificate from the jurisdiction of organization of each Obligor incorporated in the US, each dated as of no earlier than the date which is 10 Business Days prior to the Effective Date.

3.	Finance Documents

3.1	This agreement executed by the members of the Group party to it.

3.2	The New Lender Fee Letter executed by the Parent.

4.	Legal Opinion

4.1	The following legal opinions, each addressed to the Agent and the Lenders, to be in agreed form:

(a)	a legal opinion of Ashurst LLP, legal advisers to the Agent and the Mandated Lead Arrangers as to English law, substantially in the form distributed to the Lenders prior to signing this agreement.

(b)
a legal opinion of Wakefield Quin Limited, legal advisers to the Agent and the Mandated Lead Arrangers as to Bermudian law, substantially in the form distributed to the Lenders prior to signing this agreement.

(c)	a legal opinion of Drinker Biddle & Reith LLP, legal advisers to the Obligors as to Delaware law substantially in the form distributed to the Lenders prior to the signing of this agreement.

7

5.	Other Documents And Evidence

5.1
A copy of any other Authorisation or other document, opinion or assurance which the Agent notifies the Parent is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

5.2
Any information and evidence in respect of any Obligor required by any Finance Party to enable it to be satisfied with the results of all "know your customer" or other checks which it is required to carry out in relation to such person.

5.3
A certificate of the Parent (signed by a director) certifying that all necessary or desirable Authorisations from any governmental authority or other regulatory body in connection with the entry into and performance of the transactions contemplated by any Finance Document (or for the validity or enforceability of any of those documents) have been obtained and are in full force and effect together with certified copies of those obtained.

5.4	Evidence that all fees, costs and expenses have been paid or will be paid by the Effective Date.

8

SCHEDULE 4
Restated Facility Agreement

[Ashurst LLP logo]

U.S.$665,000,000 Revolving Credit Facility Agreement
Enstar Group Limited
and certain of its Subsidiaries
and
National Australia Bank Limited (ABN 12 004 044 937)
Barclays Bank PLC
Lloyds Bank plc
and
SunTrust Robinson Humphrey, Inc.
as Mandated Lead Arrangers
and
National Australia Bank Limited (ABN 12 004 044 937)
as Agent

originally dated 16 September 2014 (as amended and restated on 27 February 2015 and as further amended and restated 5 August 2016

CONTENTS

CLAUSE		PAGE
1	DEFINITIONS AND INTERPRETATION	1
2	THE FACILITY	21
3	PURPOSE	25
4	CONDITIONS OF LOANS	25
5	LOANS	26
6	OPTIONAL CURRENCIES	27
7	REPAYMENT	27
8	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION	28
9	MANDATORY PREPAYMENT - EXIT	30
10	RESTRICTIONS	30
11	INTEREST	30
12	INTEREST PERIODS	31
13	CHANGES TO THE CALCULATION OF INTEREST	32
14	FEES	33
15	TAX GROSS UP AND INDEMNITIES	33
16	INCREASED COSTS	42
17	INDEMNITIES	44
18	MITIGATION BY THE LENDERS	45
19	GUARANTEE AND INDEMNITY	45
20	COSTS AND EXPENSES	49
21	REPRESENTATIONS	49
22	INFORMATION UNDERTAKINGS	56
23	FINANCIAL COVENANTS	60
24	GENERAL UNDERTAKINGS	61
25	EVENTS OF DEFAULT	67
26	CHANGES TO THE LENDERS	71
27	CHANGES TO THE OBLIGORS	75
28	ROLE OF THE AGENT, THE MANDATED LEAD ARRANGERS AND OTHERS	76
29	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	83
30	SHARING AMONG THE FINANCE PARTIES	83
31	PAYMENT MECHANICS	84
32	SET-OFF	87
33	NOTICES	87
34	CALCULATIONS AND CERTIFICATES	89
35	PARTIAL INVALIDITY	90
36	REMEDIES AND WAIVERS	90
37	AMENDMENTS AND WAIVERS	90
38	CONFIDENTIALITY	91
39	COUNTERPARTS	95
40	USA PATRIOT ACT	95
41	GOVERNING LAW	95
42	ENFORCEMENT	96

43	WAIVER OF JURY TRIAL	97
SCHEDULE 1		98
The Parties as at the Effective Date		98
SCHEDULE 2		99
Conditions Precedent		99
SCHEDULE 3		102
Utilisation Request		102
SCHEDULE 4		103
Form of Transfer Certificate		103
SCHEDULE 5		107
Form of Assignment Agreement		107
SCHEDULE 6		110
Form of Accession Letter		110
SCHEDULE 7		111
Form of Compliance Certificate		111
SCHEDULE 8		112
Timetables		112
SCHEDULE 9		113
U.S. Tax Compliance Certificate		113
Part 1		113
For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes		113
Part 2		114
For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes		114
Part 3		115
For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes		115
Part 4		116
For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes		116
SCHEDULE 10		117
Existing Security		117
SCHEDULE 11		119
Form of Additional Lender Accession Letter		119
SCHEDULE 12		123
Form of Additional Commitments Confirmation Notice		123

THIS AGREEMENT is made on 16 September 2014 as amended and restated on 5 August 2016.
Between:

(1)	ENSTAR GROUP LIMITED, a company incorporated under the laws of Bermuda with registered number EC30916 (the "Parent");

(2)	THE MEMBERS OF THE GROUP listed in part 1 of schedule 1 (The Parties as at the Effective Date) as Original Borrowers (the "Original Borrowers");

(3)	THE MEMBERS OF THE GROUP listed in part 2 of schedule 1 (The Parties as at the Effective Date) as Original Guarantors (the "Original Guarantors");

(4)
NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937), BARCLAYS BANK PLC, LLOYDS BANK PLC and SUNTRUST ROBINSON HUMPHREY, INC. as bookrunners and mandated lead arrangers (each a "Mandated Lead Arranger" and together the "Mandated Lead Arrangers");

(5)	THE FINANCIAL INSTITUTIONS listed in part 3 and part 4 of schedule 1 (The Parties as at the Effective Date) as lenders; and

(6)	NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937) as agent of the other Finance Parties (the "Agent").
It is agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions
In this Agreement:
"2015 Restatement Agreement" means the amendment and restatement agreement dated on 27 February 2015 and made between, among others, the Parent and the Agent;
"2016 Restatement Agreement" means the amendment and restatement agreement dated 5 August 2016 and made between, among others, the Parent and the Agent;
"Accession Letter" means a document substantially in the form set out in schedule 6 (Form of Accession Letter);
"Accounting Principles" means:

(a)	in relation to any Obligor incorporated in Bermuda or in any state of the United States of America, generally accepted accounting principles in the United States of America;

(b)	in relation to any Obligor incorporated in the United Kingdom, generally accepted accounting principles in the United Kingdom; or

(c)	in relation to any Obligor other than those mentioned in paragraphs (a) and (b) above, generally accepted accounting principles in its place of incorporation;
"Acquisition SPV" means a direct or indirect Subsidiary of the Parent, established or maintained for the sole purpose of making Permitted Acquisitions provided it has no other Financial Indebtedness other than Acquisition SPV Indebtedness and/or Financial Indebtedness owed to a member of the Group;
"Acquisition SPV Indebtedness" means Financial Indebtedness incurred by an Acquisition SPV where the provider of the Financial Indebtedness has no recourse against any member of the Group, other than to that Acquisition SPV, subsidiaries of the Acquisition SPV and their respective assets;

"Additional Commitments Confirmation Notice" means a notice substantially in the form of schedule 12 (Form of Additional Commitments Confirmation Notice);
"Additional Borrower" means a company which becomes an Additional Borrower in accordance with clause 27 (Changes to the Obligors);
"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with clause 27 (Changes to the Obligors);
"Additional Lender Accession Letter" means the accession letter entered into by an Additional Lender and the Agent pursuant to clause 2.3 (Additional Commitments) substantially in the form of schedule 11 (Form of Additional Lender Accession Letter);
"Additional Obligor" means an Additional Borrower or an Additional Guarantor;
"Affiliate" means, in relation to any person, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company;
"Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day;
"Assignment Agreement" means an agreement substantially in the form set out in schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee;
"Auditors" means any firm of accountants with (in the reasonable opinion of the Parent) sufficient skill and expertise and appropriate geographical reach or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed);
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
"Authority" means any of the United Nations Security Council, the Commission of the European Union, a government entity of any Participating Member State, Her Majesty’s Treasury, any other United Kingdom government entity, any Australian government entity, any Canadian government entity, any Bermudan government entity, the Office of Foreign Assets Control of the United States Department of the Treasury and any other United States government entity;
"Availability Period" means the period from and including the date of this Agreement to and including the date falling two months prior to the Termination Date;
"Available Commitment" means a Lender's Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Loan, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date;
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment;
"Base Currency" means U.S. Dollars;
"Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Loan;

"Borrower" means the Original Borrowers or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 27 (Changes to the Obligors);
"Break Costs" means the amount (if any) by which:

(a)
the interest, excluding the Margin, which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

"Budget" means any annual budget delivered by the Parent to the Agent in respect of that period pursuant to clause 22.5 (Budget);
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Hamilton (Bermuda), New York and:

(a)	(in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of Euro) any TARGET Day;
"Cash Equivalent Investments" means, at any time:

(a)	any investment in marketable securities for:

(i)	which a recognised trading market exists;

(ii)	maturing within 92 days of the purchase date of the security; and

(iii)	which has a minimum rating of either BBB or A-2 by Standard & Poor's Rating Services or Baa2 or P-2 by Moody's Investors Service Limited;

(b)
any money market fund which has liquidity provisions enabling accessibility to funds within 30 business days and with a minimum rating of A-1 by Standard & Poor's Rating Services or P-1 by Moody's Investors Service Limited;

(c)
any UCITS fund which has liquidity provisions enabling accessibility to funds within 30 business days and with a minimum weighted average rating of A- or A-1 by Standard & Poor's Rating Services or A3 or P-1 by Moody's Investors Service Limited; or

(d)	any other debt or equity security approved by the Majority Lenders;
"Change of Control" means any person or group of persons acting in concert gaining Control of the Parent (where "acting in concert" has the meaning given to it in the City Code on Takeovers and Mergers);
"Chief Financial Officer" means the chief financial officer of the relevant company or the Group from time to time (or any director of the relevant company or the Group acting as such officer's deputy in that capacity or performing those functions);
"Close Links Report" means a report submitted by a UK Regulated Insurance Entity to the PRA or the FCA (as appropriate) under SUP 16.5.4 or as may be defined in any rules amending or replacing it;

"Code" means the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time;
"Commitment" means:

(a)
in relation to each Lender as at the Effective Date, the amount in the Base Currency set opposite its name under the heading "Commitments" in part 3 and part 4 of schedule 1 (The Parties as at the Effective Date) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.3 (Additional Commitments); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.3 (Additional Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement;
"Compliance Certificate" means a certificate substantially in the form set out in schedule 7 (Form of Compliance Certificate);
"Confidential Information" means all information relating to the Parent, any Obligor or the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group, or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 38 (Confidentiality); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation;
"Confidentiality Undertaking" means a confidentiality undertaking substantially in the recommended form of the LMA at the relevant time or in any other form agreed between the Parent and the Agent;
"Consolidated Tangible Net Worth" has the meaning given to it in clause 23.1 (Financial definitions);
"Constitutional Documents" means, in relation to an Obligor, the memorandum of association and the articles of association or bye-laws, and/or (as appropriate) such other constitutional documents as required from time to time by the law of the place of incorporation (or any internal requirements) of the relevant Obligor;

"Control" means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of the company;

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the company; or

(iii)	give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or

(b)
the holding beneficially of more than 50 per cent of the issued share capital of the company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

"CTA" means the Corporation Tax Act 2009;
"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement;
"Default" means an Event of Default or any event or circumstance specified in clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
"Effective Date" has the meaning given to that term in the 2016 Restatement Agreement;
"Equity Shareholders Funds" means in relation to any member of the Group, the aggregate amount of paid up or credited as paid up on issued share capital of that member of the Group (including on the share premium account) and the amounts standing to the credit of its revenue reserves, excluding, in each case, and for the avoidance of doubt, any non-controlling interests as detailed in its most recent consolidated financial statements;

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect;
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code);
"ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Pension Plan to satisfy the "minimum funding standard" (as defined in Section 412 of the Code or Section 302 of ERISA) or the failure to make by its due date a required instalment under Section 430(j) of the Code with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a determination that any Pension Plan is, or is expected to be, in "at risk" status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by any Obligor or any ERISA Affiliate of any liability under Title IV of ERISA as a result of the termination of any Pension Plan; (f) (i) the receipt by any Obligor or any ERISA Affiliate from the PBGC of a notice of determination that the PBGC intends to seek termination of any Pension Plan or to have a trustee appointed for any Pension Plan, or (ii) the filing by any Obligor or any ERISA Affiliate of a notice of intent to terminate any Pension Plan under Section 4041(c) of ERISA; (g) the incurrence by any Obligor or any ERISA Affiliate of any liability (i) with respect to a Pension Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by any Obligor or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the failure of any Obligor or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; or (j) the imposition of any lien on any right, property or asset pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or to Section 436(f) of the Code or to Sections 412 and 430 of the Code; (k) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, in connection with any Plan; (l) the receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code, or notice of the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (m) the occurrence of a non-exempt "prohibited transaction" with respect to which any Obligor or any ERISA Affiliate is a "disqualified person" or a "party in interest" (within the meaning of Section 4975 of the Code or Section 406 of ERISA, respectively) or which is reasonably expected to result in a material liability to any Obligor or any ERISA Affiliate;
"Euro", ''EUR'' or "€" means the single currency unit of the Participating Member States;
"EURIBOR" means, in relation to any Loan in Euro:

(a)	the applicable Screen Rate as of the Specified Time for Euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to clause 13.1 (Unavailability of Screen Rate);
"Event of Default" means any event or circumstance specified as such in clause 25 (Events of Default) other than any event or circumstance in clause 25.20 (Acceleration);
"Excluded Taxes" means any of the following U.S. Taxes imposed on or with respect to a Finance Party or other recipient or required to be withheld or deducted from a payment to a Finance Party or other recipient, (a) U.S. Taxes (i) imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Finance Party or other recipient being organised under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the U.S. (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date of this Agreement to the extent such U.S. Tax could have been avoided had the Lender complied with its obligations under clause 15.5 (Tax Documentation);
"Existing Facility Agreement" means the U.S.$375,000,000 revolving credit facility agreement dated 14 June 2011 (as amended pursuant to an amendment letter dated 30 June 2011 and an amendment letter dated 25 July 2012 and as further amended and restated pursuant to a restatement agreement dated 8 July 2013) between, among others, the Parent, certain of the Lenders and the Agent;
"Existing Security" means the security granted by members of the Group prior to the date of this Agreement and listed in schedule 10 (Existing Security);
"Facility" means the revolving credit facility made available under this Agreement as described in clause 2.1 (The Facility);
"Facility Office" means:

(a)
in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes;
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction;

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the U.S.), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement;
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA;
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction;
"FCA" means the United Kingdom Financial Conduct Authority and any predecessor or successor body or bodies;
"FCA Rules" means the FCA's Handbook of Rules and Guidance as amended, varied, substituted or replaced from time to time including, without limitation, GENPRU, IPRU-INS, INSPRU and SUP and including the rules of any other body or bodies which is (or are) responsible from time to time for the conduct supervision of insurers authorised in the United Kingdom;
"Fee Letter" means:

(a)
any letter or letters dated on or about the date of this Agreement between National Australia Bank Limited (ABN 12 004 044 937), Barclays Bank PLC in their capacities as Mandated Lead Arrangers and the Parent (or the Agent and the Parent) setting out any of the fees referred to in clause 14 (Fees);

(b)	the New Lender Fee Letter;

(c)	the New Lender Arrangement Fee Letter;

(d)	any other agreement setting out fees payable to a Finance Party referred to in clause 2.3 (Additional Commitments);and

(e)	any agreement setting out fees payable to a Finance Party under any Finance Document;
"Finance Document" means this Agreement, the 2015 Restatement Agreement, the 2016 Restatement Agreement, any Accession Letter, any Compliance Certificate, any Fee Letter, any Additional Commitments Confirmation Notice, any Additional Lender Accession Letter any Utilisation Request and any other document designated as a "Finance Document" by the Agent and the Parent;
"Finance Party" means the Agent, the Mandated Lead Arrangers or a Lender;
"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)
any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution except in respect of an underlying liability of an entity which is a member of the Group;

(h)
any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date (or are otherwise treated as borrowings under the Accounting Principles);

(i)
any amount of any liability under an advance or deferred purchase agreement if (1) one of the primary reasons behind entering into the agreement is to raise finance or (2) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above;
"Financial Quarter" has the meaning given to that term in clause 23.1 (Financial definitions);
"Financial Year" has the meaning given to that term in clause 23.1 (Financial definitions);
"Foreign Lender" means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organised under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes;
"Funding Rate" means any rate notified to the Agent by a Lender pursuant to paragraph (a)(ii) of clause 13.3 (Market Disruption);
"GENPRU" means the General Prudential sourcebook forming part of the FCA Rules and the PRA Rules or any rules amending or replacing it;
"Governmental Authority" means the government of the United States of America or any other sovereign nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);
"Group" means the Parent and each of its Subsidiaries for the time being;
"Group Structure Chart" means the most recent group structure chart of the Group delivered to the Agent by the Parent on or prior to the date of this Agreement;
"Guarantor" means an Original Guarantor or an Additional Guarantor;
"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;
"Insolvency Representative" means any liquidator, administrator, receiver, receiver and manager, administrative receiver, custodian, trustee or similar officer in any jurisdiction;
"INSPRU" means the Prudential sourcebook for Insurers forming part of the FCA Rules and the PRA Rules or any rules amending or replacing it;
"IPRU-INS" means the Interim Prudential Sourcebook for Insurers, forming part of the FCA Rules and the PRA Rules or any rules amending or replacing it;
"Intellectual Property" means:

(a)
any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group;
"Interest Period" means, in relation to a Loan, each period determined in accordance with clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 11.3 (Default Interest);
"Interpolated Screen Rate" means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time on the Quotation Day for the currency of that Loan;
"IRS" means the United States Internal Revenue Service or any successor;
"ITA" means the Income Tax Act 2007;
"Legal Opinion" means any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent), clause 27 (Changes to the Obligors) or pursuant to the terms of the 2016 Restatement Agreement;
"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions;
"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.3 (Additional Commitments) or clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement;
"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to clause 13.1 (Unavailability of Screen Rate);
"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984;
"LMA" means the Loan Market Association;
"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;
"Majority Lenders" means:

(a)
if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent of all the Loans then outstanding;

"Margin" means 2.15 per cent per annum, provided that if the public senior unsecured long-term and non-credit enhanced debt rating (or equivalent) assigned to the Parent by one or both of Standard & Poor's Ratings Services or Fitch Ratings Ltd is as set out in the table below, then the Margin for each Loan will be the percentage rate per annum set out below opposite that range:

Rating	Margin % p.a.
BBB (or its equivalent) or higher	1.90
BBB- (or its equivalent)	2.15
BB+ (or its equivalent)	2.40
BB (or its equivalent) or below or unrated	2.65

However:

(i)
any increase or decrease in the Margin for a Loan shall take effect on the last day (the "reset date") of the Interest Period immediately following the date on which the senior unsecured long-term and non-credit enhanced debt rating (or equivalent) assigned to the Parent is made public by Standard & Poor's Ratings Services or Fitch Ratings Ltd (as applicable);

(ii)
if both Standard & Poor's Ratings Services or Fitch Ratings Ltd have assigned a public senior unsecured long-term and non-credit enhanced debt rating (or equivalent) to the Parent, the highest assigned rating shall apply; and

(iii)	while an Event of Default is continuing, the Margin for each Loan shall be the highest percentage rate per annum set out above;
"Margin Stock" means margin stock or "margin security" within the meaning of Regulations T, U and X;
"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents and/or its obligations under clause 23.2 (Financial condition); or

(c)	the rights or remedies of any Finance Party under any of the Finance Documents;
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;
The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly.
"Multiemployer Plan" means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate is obligated or has been obligated to make contributions or has any material liability;
"New Lender Fee Letter" means means the letter dated 27 February 2015 between Lloyds Bank plc (in its capacity as New Lender (as defined therein)) and the Parent;

"New Lender Arrangement Fee Letter" has the meaning given to that term in the 2016 Restatement Agreement;
"Obligor" means a Borrower or a Guarantor;
"Obligors' Agent" means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.4 (Obligors' Agent);
"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in clause 4.3 (Conditions Relating to Optional Currencies);
"Original Financial Statements" means:

(a)	the audited consolidated financial statements of the Parent for its Financial Year ended 31 December 2013; or

(b)
audited financial statements of each Obligor other than the Parent for its Financial Year ended 31 December 2013 or, if that Obligor is not required to produce audited financial statements and has not done so for its Financial Year ended 31 December 2013, its consolidated management schedules for such period;

"Original Lender" means each of National Australia Bank Limited (ABN 12 004 044 937), Barclays Bank PLC, Lloyds Bank plc and Suntrust Bank;
"Other Connection Taxes" means, with respect to any Finance Party or other recipient, U.S. Taxes imposed as a result of a present or former connection between such Finance Party or other recipient and the U.S. (other than connections arising from such Finance Party or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or Finance Document);
"Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;
"Party" means a party to this Agreement;
"PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions;
"Pension Plan" means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is or was sponsored or maintained by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate is obligated or has been obligated to make contributions or has any material liability;
"Permitted Acquisition" means:

(a)
any acquisition by a member of the Group other than an Obligor (either effected through a share acquisition or, subject to compliance with clause 24.4 (Merger), by way of merger and including, for the avoidance of doubt, any acquisition of new business effected through a portfolio transfer or reinsurance transaction involving the capitalisation of reinsurance segregated accounts) of a company, entity, business or undertaking (or in each case, any interest in any of them) or any acquisition by an Obligor (effected through a share acquisition) of a company or entity, in each case:

(i)	which holds more than 50 per cent of its assets in and generates more than 50 per cent of revenues from the insurance, reinsurance, asset management or insurance broking sectors; and

(ii)
whose gross assets would represent less than 25 per cent. of the pro forma consolidated total assets (in each case determined in accordance with generally accepted accounting principles in the U.S.) of the Group immediately following such acquisition;

(b)	the incorporation of a company as a Subsidiary including:

(i)	the incorporation of an Acquisition SPV; or

(ii)	the purchase of shares in an off the shelf company; and

(c)	any acquisition by a member of the Group of securities from another member of the Group to the extent that the disposal of such securities constitutes a Permitted Disposal;
"Permitted Disposal" means any sale, lease, licence, transfer or other disposal made on arm's length terms:

(a)	made by any member of the Group in the ordinary course of trading of the disposing entity (other than shares, businesses, real property or Intellectual Property);

(b)
of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), but if the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

(c)	of assets (other than shares, businesses, real property or Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality);

(d)	of assets (other than cash) to an Acquisition SPV;

(e)	of obsolete or redundant vehicles, plant and equipment for cash;

(f)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(g)	arising as a result of any Permitted Security;

(h)	of all or part of any Permitted Acquisition acquired after the date of this Agreement provided that such disposal is completed within 180 days of that acquisition; or

(i)	any disposal not permitted by the preceding paragraphs in an aggregate amount not exceeding U.S.$50,000,000 in any Financial Year;
"Permitted Financial Indebtedness" means Financial Indebtedness:

(a)	arising under any Finance Document;

(b)	between members of the Group;

(c)
as a result of any Permitted Acquisition made after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, that are not incurred or increased or its or their maturity date extended (other than by the waiver of any applicable change of control provision) in contemplation of, or since, that acquisition and that remain outstanding for a period of no more than six months following that acquisition;

(d)	which is Acquisition SPV Indebtedness;

(e)	prior to the first Utilisation Date, Financial Indebtedness incurred pursuant to the terms of the Existing Facility Agreement;

(f)	incurred by a member of the Group pursuant to a letter of credit or its equivalent issued in the ordinary course of business;

(g)	incurred by a Guarantor only to the extent that such Financial Indebtedness would not result in a breach of clause 23.2 (Financial Condition);

(h)	incurred by a member of the Group which is not an Obligor and that is not otherwise permitted by the preceding paragraphs in an aggregate amount not exceeding U.S.$50,000,000 at any time;
"Permitted Guarantee" means:

(a)
any guarantee of Permitted Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness provided that such guarantee would not result in a breach of clause 23.2 (Financial condition);

(b)
any guarantee given by the Parent in the ordinary course of its insurance business (excluding, for the avoidance of doubt, any guarantee of Financial Indebtedness which does not constitute Permitted Financial Indebtedness)

(c)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (a) of the definition of Permitted Security;

(d)	any guarantee not permitted by the preceding paragraphs made in the ordinary course of business in an aggregate amount not exceeding U.S.$50,000,000 at any time; or

(e)	any guarantee not permitted by the preceding paragraphs but otherwise approved by Agent on the instructions of the Majority Lenders, provided that no new guarantee will be permitted at any time after the occurrence of a Default which is continuing, other than guarantees provided in the ordinary course of trading by members of the Group which are not Obligors;
"Permitted Security" means:

(a)
any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (1) such arrangement does not permit credit balances of Obligors to be netted or set-off against debit balances of members of the Group which are not Obligors and (2) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors;

(b)	any Quasi Security arising as a result of a disposal which is a Permitted Disposal;

(c)	any Existing Security;

(d)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(e)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(f)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of that company being a member of the Group;

(g)
any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(h)
any Security or Quasi-Security provided by an Acquisition SPV to the provider of any facilities constituting Acquisition SPV Indebtedness over all or part of the assets of that Acquisition SPV or any limited recourse Security or Quasi-Security provided by any Holding Company of an Acquisition SPV over all or part of the shares or other ownership interests held in that Acquisition SPV;

(i)	any Security or Quasi-Security created by a member of the Group in support of a letter of credit or its equivalent issued in the ordinary course of trading of the relevant member of the Group;

(j)	prior to the first Utilisation Date, Security granted pursuant to the terms of the Existing Facility Agreement; or

(k)	any Security or Quasi-Security not permitted by the preceding paragraphs in an aggregate amount not exceeding U.S.$50,000,000 at any time;
"Permitted Share Issue" means an issue of shares by a member of the Group (other than the Parent) which is a Subsidiary to its immediate Holding Company;
"Permitted Transaction" means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	any Permitted Acquisition;

(c)	mergers, other corporate reorganisations or portfolio or business transfers not involving Obligors undertaken on a solvent basis in the ordinary course of insurance management; or

(d)	provided no Default is continuing a re-organisation on a solvent basis of a member of the Group (the "Old Entity") if:

(i)	the Old Entity is not a Borrower;

(ii)	the Old Entity is an Obligor, the surviving entity shall also be an Obligor;

(iii)	the re-organisation takes place within (and the entity which results from the re-organisation is also incorporated in) the same jurisdiction as the jurisdiction of incorporation of the Old Entity; and

(iv)	the reorganisation will not have an adverse impact on any guarantee granted in favour of the Finance Parties;
provided that no such disposal, transaction or other action detailed in paragraphs (b) above that is not already existing will constitute a Permitted Transaction at any time after the occurrence of a Default which is continuing;

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower, the Partnership or any Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate;
"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified by Section 3(42) of ERISA, and the rules and regulations thereunder;
"PRA" means the United Kingdom Prudential Regulation Authority and any predecessor or successor body or bodies;
"PRA Rules" means the PRA's Handbook of Rules and Guidance as amended, varied, substituted or replaced from time to time and including the rules of any other body or bodies which is (or are) responsible from time to time for the prudential supervision of insurers authorised in the United Kingdom;
"Qualifying Lender" has the meaning given to that term in clause 15 (Tax Gross Up and Indemnities);
"Quarter Date" has the meaning given to that term in clause 23.1 (Financial definitions);
"Quarterly Financial Statement" has the meaning given to that term in clause 22 (Information Undertakings);
"Quasi-Security" has the meaning given to that term in clause 24.9 (Negative pledge);
"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is Sterling) the first day of that period;

(b)	(if the currency is Euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency), two Business Days before the first day of that period,
(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days));
"Rating Agency" means Standard & Poor's Rating Services, Fitch Ratings Ltd, Moody's Investors Service Limited or any other equivalent internationally recognised statistical rating organisation;
"Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank;
"Reference Bank Rate" means:

(a)	the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(i)	in relation to LIBOR:

(A)
(other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(B)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in relation to EURIBOR:

(A)
(other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or

(B)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator;

"Reference Banks" means National Australia Bank Limited (ABN 12 004 044 937) and such other banks as may be appointed by the Agent in consultation with the Parent and who agree to such appointment;
"Regulated Insurance Entity" means a member of the Group which:

(a)	underwrites contracts of insurance and/or reinsurance; and

(b)	is regulated by the relevant supervisory or regulatory body or bodies in the appropriate state or countries in which it carries out the regulated activities;
"Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement;
"Regulatory Cover" means, in relation to a Regulated Insurance Entity, the ratio of the capital resources of the Regulated Insurance Entity as determined in accordance with GENPRU 2.2 as amended from time to time (including as required to meet solvency requirements) or, if appropriate, any equivalent documentation, guidance or regulation in any other jurisdiction to the capital resources requirement of the Regulated Insurance Entity as determined in accordance with GENPRU 2.1 as amended from time to time (including as required to meet solvency requirements) or, if appropriate, any equivalent documentation, guidance or regulation in any other jurisdiction;
"Related Fund" in relation to a fund ("first fund"), means a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the first fund;
"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	its jurisdiction of incorporation; and

(b)	any jurisdiction where it conducts a material part of its business;
"Relevant Market" means, in relation to Euro, the European interbank market, and, in relation to any other currency, the London interbank market;
"Relevant Period" has the meaning given to that term in clause 23.1 (Financial definitions);
"Repeating Representations" means each of the representations set out in clauses 21.2 (Status) to clause 21.7 (Governing law and enforcement), clause 21.11 (No default), paragraph 21.12(f) (No misleading information), clause 21.13 (Original Financial Statements), clause 21.15 (No breach of laws), clause 21.21 (Centre of main interests and establishments), clause 21.29 (Anti-Terrorism Laws and other U.S. Regulators) and clause 21.31 (Sanctions);
"Restricted Party" means any person listed:

(a)	in the Annex to the Executive Order;

(b)	on the "Specially Designated Nationals and Blocked Persons" list maintained by the OFAC; or

(c)	in any successor list to either of the foregoing;

"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that one or more maturing Loans is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan(s);

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a Currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing the maturing Loan(s);
"Screen Rate" means:

(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)
in relation to EURIBOR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent;
"SDN List" means the "Specially Designated Nationals and Blocked Persons" list publicly issued by OFAC, the "Consolidated List of Financial Sanctions Targets in the UK" publicly issued by Her Majesty’s Treasury, the Bermuda “List of Sanctions Regimes” published from time to time by the Bermuda National Anti-Money Laundering Committee, or any similar list issued or maintained and made public by, or any public announcement of a sanctions designation made by, any Authority, each as amended, supplemented or substituted from time to time;
"SEC" means the United States Securities and Exchange Commission or any successor thereto;
"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
"Specified Time" means a time determined in accordance with schedule 8 (Timetables);
"Sterling" and "£" means the lawful currency of the UK;
"Subsidiary" means an entity of which a person:

(a)	has direct or indirect Control; or

(b)	owns directly or indirectly more than fifty per cent (50 per cent) of the share capital or similar right of ownership; or

(c)	is entitled to receive more than fifty per cent (50 per cent) of the dividends or distributions, and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time and disregarding, for the purpose of this definition, the fact that any shares in that entity may be held by way of security, that the beneficiary of the security (or its nominee) may be registered as a member of the relevant undertaking and/or that such beneficiary of the security (or its nominee) may be entitled to exercise voting powers and rights with respect to those charged shares;
"SUP" means the Supervision Manual forming part of the FCA Rules or any rules amending or replacing it;

"Tangible Net Worth" means in relation to any member of the Group, at any time, the aggregate of the Equity Shareholders Funds of it on the last day of the Relevant Period minus any goodwill, Intellectual Property or other intangible assets included in the calculation of Equity Shareholders Funds, in each case so that no amount shall be included or excluded more than once;
"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;
"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in Euro;
"Tax" means any present and future tax, levy, impost, duty, withholding, deduction, assessment, fee or other charge of a similar nature (including any penalty, addition to tax or interest payable in connection with any failure to pay or any delay in paying any of the same);
"Termination Date" means the date falling five years from the date of this Agreement;
"Total Commitments" means the aggregate of the Commitments, being U.S.$665,000,000 at the Effective Date;
"Transfer Certificate" means a certificate substantially in the form set out in schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent;
"Transfer Date" means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate;
"Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;
"UK" means the United Kingdom of Great Britain and Northern Ireland;
"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents;
"U.S." and "United States" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America;
"U.S. Borrower" means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia;
"U.S. Guarantor" means a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia;
"U.S. Obligor" means any U.S. Borrower or U.S. Guarantor;
"U.S. Person" means any person that is a “United States person” as defined in Section 7701(a)(30) of the Code;
"U.S. Dollars" or "U.S.$" means the lawful currency of the United States of America;
"U.S. Treasury Regulations" means the U.S. Federal Income Tax Regulations promulgated under the Code;
"Utilisation Date" means the date on which a Loan is made;
"Utilisation Request" means a notice substantially in the relevant form set out in schedule 3 (Utilisation Request);
"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere; and

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Agent", any "Mandated Lead Arranger", any "Finance Party", any "Lender", any "Obligor", any "Party", or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	"assets" includes present and future properties, revenues and rights of every description;

(iv)
a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated (in any case, however fundamentally);

(v)
"guarantee" means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)
"Guarantor", "Original Guarantor", "Additional Guarantor" and "this guarantee" shall not be construed restrictively and shall include the payment undertakings and indemnities contained in clause 19 (Guarantee and Indemnity);

(vii)	"wholly owned subsidiary" means a company or corporation that has no members except for:

(A)	another company or corporation and that other company's or corporation's wholly-owned subsidiaries; or

(B)	persons acting on behalf of that other company or corporation and that other company's or corporation's wholly-owned subsidiaries;

(viii)	"including" and "in particular" shall not be construed restrictively but shall mean "including without prejudice to the generality of the foregoing" and "in particular, but without limitation";

(ix)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, joint venture, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(xi)
a "regulation" includes any regulation, rule, official directive, request, or guideline (whether or not having the force of law but which if not having the force of law, being one which it is the practice of the relevant person, or normal practice of persons conducting similar business to such person in the same jurisdiction, to comply with) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted and any subordinate legislation made under it; and

(xiii)	a time of day is a reference to London time.

(b)	Section, clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default and an Event of Default (other than an Event of Default referred to in clause 1.2(e) below) is "continuing" if it has not been remedied or waived

(e)	An Event of Default under clause 25.1 (Non-payment), clause 25.6 (Insolvency), clause 25.7 (Insolvency Proceedings) or clause 25.8 (Creditors' process) is "continuing" if it has not been waived.

(f)	Any consent, waiver or approval required from a Finance Party under a Finance Document must be in writing and will be of no effect if not in writing.

(g)
Reference to a monetary sum specified in Sterling in clause 21 (Representations), clause 22 (Information Undertakings), clause 23 (Financial Covenants), clause 24 (General Undertakings) and/or clause 25 (Events of Default) shall be deemed to include reference to the Base Currency Equivalent of such sum.

1.3	Third Party Rights

(a)
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 ("Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	The Facility

2.1	The Facility
Subject to the terms of this Agreement the Lenders make available to the Borrowers a multicurrency revolving credit facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Additional Commitments

(a)	The Parent may, at any time from the Effective Date to and including the date falling 180 days prior to the Termination Date, request an increase in the amount of the Total Commitments.

(b)
Any such request shall be made in accordance with the requirements of this clause 2.3 and be made by notice to the Agent (the "Additional Commitments Notice"). Upon receipt of an Additional Commitments Notice, the Agent shall promptly notify the Lenders.

(c)
The Additional Commitments Notice shall be open for acceptance by the Lenders for a period of 15 Business Days from the date of that Additional Commitments Notice (the "Offer Period") and shall specify:

(i)	the amount of the proposed additional commitments (the "Additional Commitments");

(ii)	the proposed date on which the Additional Commitments are to become effective.

(d)
The allocation of the Additional Commitments shall first be requested from the existing Lenders in the same proportion that the Commitments held by each Lender bears to the Total Commitments and thereafter, subject to paragraph (h) below, by the accession of Additional Lenders in accordance with this clause 2.3.

(e)
The Parent shall deliver no more than two Additional Commitments Notices and no Additional Commitment Notice shall specify Additional Commitments of less than U.S.$50,000,000. No existing Lender shall be obliged to participate in any such increase of the Facility.

(f)
An increase in the Total Commitments under this clause 2.3 shall not, when aggregated with any other increase under this clause 2.3, result in the Total Commitments increasing by more than US.$166,250,000.

(g)
Each existing Lender that is willing to provide all or part of such Additional Commitments (a "Commitment Increase Lender") shall confirm its commitment to do so and its agreement to assume Additional Commitments by delivering an executed Additional Commitments Confirmation Notice to the Parent and the Agent by no later than the last day of the Offer Period.

(h)
If, following receipt of the confirmations referred to in paragraph (g) above, there remains a portion of the Additional Commitments which the existing Lenders have not agreed to provide (the "Additional Commitments Shortfall"), the Parent may, at its discretion, seek commitments from any other entity which is eligible to be a transferee of Loans under clause 26.1 (Assignments and transfers by the Lenders) to provide all or part of the Additional Commitments Shortfall (each, an "Additional Lender"). Any such Additional Lender that is willing to provide all or any of the Additional Commitments Shortfall shall deliver to the Parent and the Agent an executed Additional Lender Accession Letter, confirming the Additional Commitments it is willing to provide and agreeing to become a Lender and a party to this agreement on the Increase Date (as defined below). Any such Additional Lender shall not be paid an arrangement fee or similar fee in respect of that Additional Commitments Shortfall at a rate that is higher than any fee paid to any Lender in connection with those Additional Commitments.

(i)	At any time after:

(i)	the expiry of the Offer Period; or

(ii)	all of the Lenders have agreed to participate in the proposed Additional Commitments, the Parent shall provide to the Agent each Additional Commitments Confirmation Notice (if any) and each Additional Lender Accession Letter (if any).

(j)
On the date proposed for the increase in the Total Commitments, such date to be a Business Day no later than 35 Business Days after the date of the Additional Commitments Notice (the "Increase Date"), the Repeating Representations shall be deemed to be made by each Obligor by reference to the facts and circumstances existing on such date and, provided that:

(i)	no Event of Default has occurred and is continuing on that date or would result from the making of such increase pursuant to this clause 2.3; and

(ii)
(if applicable) in respect of any Additional Lender that is willing to provide all or part of the Additional Commitments Shortfall, the Agent has performed all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the Commitments by an Additional Lender, the completion of which the Agent shall promptly notify to the Parent and the Additional Lender, the Agent shall be authorised and instructed to sign each Additional Commitments Confirmation Notice and each Additional Lender Accession Letter without any further requirement for consent from the Lenders and the aggregate Additional Commitments specified in the relevant Additional Commitments Confirmation Notices and the relevant Additional Lender Accession Letters shall be established for the purpose of this agreement and the other Finance Documents as from the relevant Increase Date.

(k)	On and from the Increase Date:

(i)
the Total Commitments will be increased by the aggregate of the Additional Commitments specified in the relevant Additional Commitments Confirmation Notices and the relevant Additional Lender Accession Letters;

(ii)
each Commitment Increase Lender will assume all the obligations of a Lender in respect of the Additional Commitments specified in the Additional Commitments Confirmation Notice of that Commitment Increase Lender;

(iii)	each Additional Lender will assume all the obligations of a Lender in respect of the Additional Commitments specified in the Additional Lender Accession Letter of that Additional Lender;

(iv)
each of the Obligors and each Additional Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Additional Lender would have assumed and/or acquired had the Additional Lender been an Original Lender;

(v)
each Additional Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Additional Lender and those Finance Parties would have assumed and/or acquired had the Additional Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect;

(vii)
if the Increase Date occurs during an Interest Period of a Loan, the Lenders and the Additional Lenders shall not be required, prior to the end of the Interest Period applicable to that Loan, to purchase or make payments in relation to any of the other Lenders' interests in that Loan, notwithstanding that each Lender's participation in that Loan will not be pro-rata to their Commitments for the remainder of the Interest Period applicable to that Loan; and

(viii)
in relation to each Rollover Loan after the Increase Date, the Lenders and the Additional Lenders will make such payments to the Agent (for the account of the other Lenders) when requested to ensure that each Lender's participation in that Rollover Loan is pro-rata to their Commitments, as from the start of the next Interest Period.

(l)
Provided that the increase in the Total Commitments is otherwise effective in accordance with this clause 2.3, the Parent may (in its absolute discretion) pay to each Commitment Increase Lender or, as the case may be, Additional Lender a fee in the amount and at the times agreed between the Parent and such Additional Lender in a letter between the Parent and the relevant Additional Lender setting out that fee.

(m)	Unless the Agent otherwise agrees, the Parent shall, on each date on which an Additional Lender becomes a Party, pay to the Agent a fee of U.S.$1000 for each new Lender.

(n)
Each Additional Lender, by executing an Additional Lender Accession Letter, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this agreement on or prior to the Increase Date.

(o)
Clause 26.4 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.3 in relation to a Commitment Increase Lender or an Additional Lender as if references in that clause to:

(i)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant Increase Date;

(ii)	the "New Lender" were references to that Commitment Increase Lender or Additional Lender; and

(iii)	a "re-transfer" and "re-assignment" were references to, respectively, a transfer and assignment.

(p)	The Agent shall promptly notify all Parties of:

(i)	the Increase Date;

(ii)	the amount of the Additional Commitments being made available by each Commitment Increase Lender and each Additional Lender; and

(iii)	the identity of each Commitment Increase Lender and each Additional Lender.

(q)	Each Obligor confirms:

(i)	the authority of the Parent to agree and implement the establishment of Additional Commitments in accordance with the procedures and up to the amounts permitted by this agreement; and

(ii)
that all its guarantee and indemnity obligations recorded in clause 19 (Guarantee and Indemnity) and/or in any Accession Letter or other Finance Document will extend to include any Loan made utilising the Additional Commitments and other obligations arising in connection with such Additional Commitments subject to any limits as specifically recorded in clause 19 (Guarantee and Indemnity), the relevant Accession Letter or elsewhere in the Finance Documents.

2.4	Obligors' Agent

(a)
Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent on its behalf to supply all information concerning itself contemplated by the Finance Documents to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.	Purpose

3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	refinancing all amounts due under the Existing Facility Agreement;

(b)	the general corporate purposes of the Group; and

(c)	funding any Permitted Acquisition.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Loans

4.1	Initial conditions precedent

(a)
The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) in relation to any Loan if, on or before the Utilisation Date for that Loan, the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in part 1 of schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors' Agent and the Lenders in writing promptly upon being so satisfied.

(b)
The Lenders authorise (but do not require) the Agent to give the notification referred to in paragraph (a) above. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving such notification.

4.2	Further conditions precedent
Subject to clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true.

4.3	Conditions Relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it is Sterling or Euro or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any Utilisation in that currency.

4.4	Maximum number of Loans

(a)	A Borrower (or the Parent) may not deliver a Utilisation Request if as a result of the proposed Loan more than 15 Loans would be outstanding.

(b)	Any Loan made by a single Lender under clause 6.2 (Unavailability of a currency) shall not be taken into account in this clause 4.4.

5.	Loans

5.1	Delivery of a Utilisation Request
A Borrower (or the Parent on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	it identifies the Borrower of the proposed Loan;

(iii)	the currency and amount of the Loan comply with clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with clause 12 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of U.S.$5,000,000 or, if less, the Available Facility; or

(ii)
if the currency selected is an Optional Currency, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to clause 4.3(b)(ii) (Conditions Relating to Optional Currencies) or, if less, the Available Facility; and

(iii)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in cash by the Specified Time.

5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	Optional Currencies

6.1	Selection of Currency
A Borrower (or the Parent on behalf of a Borrower) shall select the currency of a Loan.

6.2	Unavailability of a Currency
If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount and for the period required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Agent's Calculations
Each Lender's participation in a Loan will be determined in accordance with clause 5.4(b) (Lenders' Participation).

7.	Repayment

7.1	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period and any Loan remaining outstanding on the Termination Date shall be repaid in full on such date.

7.2	Without prejudice to each Borrower's obligation under clause 7.1, if:

(a)	one or more Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)); and

(iii)	in whole or in part for the purpose of refinancing the maturing Loan; and

(b)
the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(i)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(A)	the relevant Borrower will only be required to make a payment under clause 31.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(B)
each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(ii)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(A)	the relevant Borrower will not be required to make a payment under clause 31.1 (Payments to the Agent); and

(B)
each Lender will be required to make a payment under clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

8.	Illegality, Voluntary Prepayment and Cancellation

8.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Borrower;

(b)	upon the Agent notifying the Obligors' Agent, the Commitment of that Lender will be immediately cancelled; and

(c)
each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Obligors' Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Voluntary cancellation
Subject to clause 8.3 (Voluntary prepayment of Loans) the Parent may, if it gives the Agent not less than seven Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of U.S.$500,000) of the Available Facility. Any cancellation under this clause 8.2 shall reduce the Commitments of the Lenders rateably.

8.3	Voluntary prepayment of Loans
A Borrower may, if it or the Parent gives the Agent not less than seven Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan as specified in the relevant notice (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of U.S.$5,000,000 or its equivalent).

8.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 15.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Obligors' Agent or an Obligor under clause 15.3 (Tax indemnity) or clause 16.1 (Increased costs), the Obligors' Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)	On receipt of a notice referred to in clause 8.4(a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Obligors' Agent has given notice under clause 8.4(a) above in relation to a Lender (or, if earlier, the date specified by the Obligors' Agent in that notice), each Borrower to whom a Loan is outstanding shall repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with clause 8.1 (Illegality) to any Lender, the Parent may, on 15 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Parent which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under clause 24.9 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)
A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

9.	Mandatory Prepayment - exit
Upon the occurrence of a Change of Control the Facility will be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

10.	Restrictions

10.1	Notices of Cancellation or Prepayment
Any notice of cancellation, prepayment, authorisation or other election given by any Party under clause 8 (Illegality, Voluntary Prepayment and Cancellation) (subject to the terms of that clause) shall be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

10.2	Interest and other amounts
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any Break Costs, without premium or penalty.

10.3	Reborrowing of a Facility
Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

10.4	Prepayment in accordance with Agreement
No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

10.5	No reinstatement of Commitments
No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

10.6	Agent's receipt of Notices
If the Agent receives a notice under clause 8 (Illegality, Voluntary Prepayment and Cancellation), it shall promptly forward a copy of that notice or election to either the Obligors' Agent or the affected Lender, as appropriate.

11.	Interest

11.1	Calculation of Interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in Euro, EURIBOR,
(together the Interest).

11.2	Payment of Interest
The Borrower to which a Loan has been made shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

11.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 11.3(b) below, is one per cent higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 11.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower (or the Parent) of each Funding Rate relating to a Loan.

12.	Interest Periods

12.1	Selection of Interest Periods and Terms

(a)	A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)
Subject to this clause 12, a Borrower (or the Parent) may select an Interest Period of two, three or six Months or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

12.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.	Changes To The Calculation Of Interest

13.1	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)
Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and clause 13.4 (Cost of funds) shall apply to that Loan for that Interest Period.

13.2	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if LIBOR or, if applicable, EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

13.3	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of LIBOR or, if applicable, EURIBOR then clause 13.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

13.4	Cost of funds

(a)	If this clause 13.4 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)
If this clause 13.4 applies and the Agent or the Parent so requires, the Agent and the Obligors' Agent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Obligors' Agent, be binding on all Parties.

13.5	Break Costs

(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.	Fees

14.1	Commitment fee

(a)
The Parent shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent of the applicable Margin per annum on the daily undrawn and uncancelled amount of the Facility during the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

14.2	Utilisation Fee

(a)
The Parent shall pay to the Agent (for the account of each Lender) a utilisation fee in the Base Currency on the amount of each Lender's proportion (expressed as a percentage) borne by each Lender's Commitment to the aggregate Commitment of the Lenders of each Loan. Such utilisation fee shall accrue daily and be calculated at the rate determined by reference to the table below:

Outstandings	Utilisation Fee
Equal to or less than 33 1/3 per cent. of the Total Commitments	0 per cent. per annum
Greater than 33 1/3 per cent. but equal to or less than 66 2/3 per cent. of the Total Commitments	0.20 per cent. per annum
Greater than 66 2/3 per cent. of the Total Commitments	0.40 per cent. per annum

(b)	The accrued utilisation fee shall be payable quarterly in arrears.

(c)	For the purposes of this clause 14.2, "Outstandings" means at any time the aggregate Base Currency Amount of all Loans then outstanding.

14.3	Upfront fee
The Parent shall pay to the Lenders upfront fees in the amount, manner and at the times agreed in a Fee Letter.

14.4	Agency fee
The Parent shall pay to the Agent (for its own account) an agency fee in the amount, manner and at the times agreed in a Fee Letter.

15.	Tax Gross Up And Indemnities

15.1	Definitions
In this Agreement:

(a)	"Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in part 2 of ýýschedule 1 (The Parties as at the Effective Date), and

(A)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(B)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(ii)
where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Assignment Agreement, and

(A)	where the Borrower is a Borrower as at the relevant Transfer Date, is filed with HM Revenue & Customs within 30 days of that Transfer Date; or

(B)	where the Borrower is not a Borrower as at the relevant Transfer Date, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

(b)
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(c)	"Qualifying Lender" means:

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(aa)
which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18 A of the CTA; or

(bb)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(aa)	a company resident in the United Kingdom for United Kingdom tax purposes;

(bb)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA;

(cc)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a Treaty Lender; or

(ii)	a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document).

(d)	"Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

(e)	"Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

(f)	"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

(g)	"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under clause 15.2 (Tax gross-up) or a payment under clause 15.3 (Tax indemnity).

(h)	"Treaty Lender" means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty; and

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

(i)	"Treaty State" means a jurisdiction having a double taxation agreement (a Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

(j)	"UK Non-Bank Lender" means:

(i)	where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in part 4 of schedule 1 (The Parties as at the Effective Date); and

(ii)
where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.

(k)	"U.S. Tax Obligor" means:

(i)	a Borrower which is resident for tax purposes in the U.S.; or

(ii)	an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for U.S. federal income tax purposes.
Unless a contrary indication appears, in this clause 15 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

15.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction that it must make) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(c)
If a Tax Deduction, other than a Tax Deduction for Excluded Taxes, is required by law to be made by an Obligor from any payment due from it under the Finance Documents, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under clause 15.2(c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Parent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Parent; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Parent, on the basis that the Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA.

(iv)
the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 15.2(g) or (h) (as applicable) below.

(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) (i)
Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)
A Treaty Lender which becomes a Party on the day on which this Agreement is entered into or on the Effective Date that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 3 of ýýSchedule 1 (The Parties as at the Effective Date); and

(B)
a New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement which it executes, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph ý(g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees.

(j)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(k)	A UK Non-Bank Lender shall promptly notify the Parent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

15.3	Tax indemnity

(a)
The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document other than any loss, liability or cost related to an Excluded Tax.

(b)	clause 15.3(a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 15.2 (Tax gross-up); or

(B)	would have been compensated by an increased payment under clause 15.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in clause 15.2(d) (Tax gross-up) applied; or

(iii)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under clause 15.3(a) above, shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under clauses 15.3(a) to 15.3(b), notify the Agent.

15.4	Lender Status Confirmation
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this clause 15.4, then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this clause 15.4.

15.5	Tax Documentation

(a)
Except in relation to UK withholding tax, any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Obligor and the Agent, at the time or times reasonably requested by the Obligor or the Agent, such properly completed and executed documentation reasonably requested by the Obligor or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Obligor or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Obligor or the Agent as will enable the Obligor or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clause 15.5 (Tax Documentation) (b)(i) and (b)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For the avoidance of doubt, this clause (a) shall not apply in relation to requests made by the Obligor or the Agent in respect of UK withholding tax.

(b)	Without limiting the generality of the foregoing, in the event that the Obligor is a U.S. Obligor,

(i)
any Lender that is a U.S. Person shall deliver to the Obligor and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Obligor or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Obligor and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Obligor or the Agent), whichever of the following is applicable:

(A)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(B)	executed originals of IRS Form W-8ECI;

(C)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of part 1 of schedule 9 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 per cent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(D)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of part 2 of schedule 9 or part 3 of schedule 9, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of part 4 of schedule 9 on behalf of each such direct and indirect partner; and

(iii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Obligor and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Obligor or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Obligor or the Agent to determine the withholding or deduction required to be made; and

each Lender agrees that if it is aware that any form or certification it previously delivered becomes inaccurate (due to a change in facts), it shall update such form or certification or promptly notify the Obligor and the Agent in writing of its legal inability to do so.

15.6	Stamp taxes
The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party and the Mandated Lead Arrangers against any cost, loss or liability such Finance Party or such Mandated Lead Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.7	Value added tax

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this clause 15.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994 or in any equivalent legislation of another jurisdiction).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

15.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If a Borrower is a U.S. Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a U.S. Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	the date a new U.S. Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a U.S. Tax Obligor, the date of a request from the Agent, supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)
If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)
The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

15.9	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

15.10	Treatment of Certain Refunds
If any party determines, in its sole discretion exercised in good faith, that it has received a Tax Credit of, or in respect to, any Taxes as to which it has been indemnified pursuant to this clause 15 (Tax Gross Up and Indemnity) (including by the payment of additional amounts pursuant to this clause 15 (Tax Gross Up and Indemnity)), it shall pay to the indemnifying party an amount equal to such Tax Credit (but only to the extent of indemnity payments made under this clause with respect to the Taxes giving rise to such Tax Credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause 15.10 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such Tax Credit to such Governmental Authority. Notwithstanding anything to the contrary in this clause 15.10, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause 15.10 the payment of which would place the indemnified party in a less favourable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such Tax Credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

16.	Increased Costs

16.1	Increased costs

(a)
Subject to clause 16.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)
compliance with any law or regulation made after the date of this Agreement provided, however, that for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, rules, requests, guidelines and directives in connection therewith shall be deemed to be a change in law or regulation regardless of the date enacted, adopted or issued; or

(iii)
the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government or regulator or, in the case of compliance, is by a Finance Party or any of its Affiliates).

(b)	In this Agreement:
"Basel III" means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III";
"CRD IV" means:

(i)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

"Increased Costs" means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to clause 16.1 (Increased costs) shall as soon as reasonably practicable notify the Agent of the event giving rise to the claim and whether it intends to make such a claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)
compensated for by clause 15.3 (Tax indemnity) (or would have been compensated for under clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 15.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out Basel III or CRD IV) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this clause 16.3 reference to a "Tax Deduction" has the same meaning given to the term in clause 15.1 (Definitions).

17.	Indemnities

17.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents ("Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency ("First Currency") in which that Sum is payable into another currency ("Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

(iii)
that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (1) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (2) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

(a)
The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Finance Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence or continuance of any Event of Default;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 30 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

(b)
The Parent shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the funding of an acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning that acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on clauses 17.2(a)(iii) to 17.2(a)(iv) subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

17.3	Indemnity to the Agent
The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.	Mitigation By The Lenders

18.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 8.1 (Illegality), clause 15 (Tax gross-up and indemnities) or clause 16.1 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 18.1(a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2	Limitation of liability

(a)	The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.	Guarantee and Indemnity

19.1	Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences
The obligations of each Guarantor under this clause 19 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any legal limitation, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality, invalidity or frustration of any obligation of any person under any Finance Document or any other document or security;

(g)	the failure of any member of the Group to enter into or be bound by any Finance Document;

(h)	any action (or decision not to act) taken by a Finance Party (or any trustee or agent on its behalf) in accordance with clause 19.7 (Appropriations); or

(i)	any insolvency, dissolution or similar proceedings or from any law, regulation or order.

19.5	Guarantor intent
Without prejudice to the generality of clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 19.

19.8	Deferral of Guarantors' rights

(a)
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 19:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 19 (Guarantee and Indemnity);

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(b)
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 31 (Payment mechanics).

19.9	Release of Guarantors' right of contribution
If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document where such rights are granted by or in relation to the assets of the Retiring Guarantor.

19.10	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.11	Guarantee Limitations - U.S.
Any term or provision of this clause 19 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any U.S. Guarantor shall be liable under this Agreement shall in no event exceed an amount equal to the largest amount that would not render such U.S. Guarantor's obligations under this Agreement, subject to avoidance under applicable United States federal or state fraudulent transfer, fraudulent conveyance or similar laws.

19.12	Guarantee Limitation - Deemed Dividends
Any term or provision of this clause 19 or any other term in this Agreement or any Finance Document notwithstanding:

(a)
no member of the Group or other person that constitutes a “controlled foreign corporation” under Section 957 of the Code will have any obligation or liability, directly or indirectly, as guarantor under this Agreement or any Finance Document with respect to any obligation or liability arising under any this Agreement or any Finance Document of any U.S. Obligor (the "U.S. Obligations"); and

(b)
not more than 65% of the voting stock or other voting equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of any member of the Group that constitutes a “controlled foreign corporation” under Section 957 of the Code, and none of the assets or property of such member, may be pledged directly or indirectly as security for any U.S. Obligations, in each case to the extent such obligation, liability or pledge would cause or result in any "deemed dividend" or other tax liability to any U.S. Obligor pursuant to Section 956 of the Code (or any successor provision thereto).

19.13	Financial Condition of Obligors; Independence of Guarantors

(a)
Each Guarantor is presently informed of the financial condition of each other Obligor and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the amounts due hereunder. Each Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of each Obligor’s financial condition, the status of other guarantors, if any, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Finance Parties for such information and will not rely upon the Finance

Parties for any such information. Absent a written request for such information by Guarantor to the Finance Parties, each Guarantor hereby waives its right, if any, to require the Finance Parties to disclose to such Guarantor any information which the Finance Parties may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor. Each Guarantor has independently reviewed this Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof and thereof, and in executing and delivering this Agreement, each Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by any Obligor or any other guarantor to any Finance Party, now or at any time and from time to time in the future. Each Guarantor has received, or will receive, direct or indirect benefit from making its guarantee under this Agreement.

(b)
Each Guarantor has and will continue to have independent means of obtaining information concerning each Obligor’s affairs, financial conditions and business. No Finance Party shall have any duty or responsibility to provide any Guarantor with any credit or other information concerning any Obligor’s affairs, financial condition or business which may come into such Finance Party’s possession.

20.	Costs And Expenses

20.1	Transaction expenses
The Parent shall promptly on demand pay the Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees and due diligence costs) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, completion, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

20.2	Amendment costs
If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 31.9 (Change of currency), the Parent shall, within three Business Days of demand, reimburse each of the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation costs
The Parent shall, within three Business Days of demand, pay to the Mandated Lead Arrangers and each other Finance Party on a full indemnity basis the amount of all costs and expenses (including legal, valuation, accountancy and consulting fees and commission and out of pocket expenses) and any VAT thereon incurred by it in connection with the enforcement of or the preservation of or the release of any rights under any Finance Document or any of the documents referred to in such documents in any jurisdiction.

21.	Representations

21.1	General
Each Obligor makes the representations and warranties set out in this clause 21 to each Finance Party in accordance with clause 21.33 (Times when representations made).

21.2	Status

(a)
It and each of its Subsidiaries is a corporation or limited liability company, as applicable, duly incorporated or formed, and validly existing and, in the case of any U.S. Obligor, in good standing, under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.3	Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

21.4	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)
any agreement or instrument binding upon it or any member of the Group or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument to any extent which is reasonably likely to have a Material Adverse Effect.

21.5	Power and authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

21.6	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

(b)
All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect, save where failure to do so is not reasonably likely to have a Material Adverse Effect, and any such Authorisation is not likely to be revoked or amended, and no notice of an intention to terminate any such Authorisation has been received by any member of the Group, where such revocation, amendment or termination is reasonably likely to have a Material Adverse Effect.

21.7	Governing law and enforcement

(a)	The law expressed to be the governing law in each Finance Document will be recognised and enforced in the Relevant Jurisdictions of each Obligor executing that Finance Document.

(b)	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

21.8	Insolvency
No:

(a)	corporate action, legal proceeding or other procedure or step described in clause 25.7(a) (Insolvency proceedings); or

(b)	creditors' process described in clause 25.8 (Creditors' process), has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group; and none of the circumstances described in clause 25.6 (Insolvency) applies to any member of the Group.

21.9	No filing or stamp taxes
Under the laws of its Relevant Jurisdiction it is not necessary that any Finance Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

21.10	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.11	No default

(a)
No Event of Default and, on the date of this Agreement and the first Utilisation Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

21.12	No misleading information

(a)	Any written factual information provided to the Agent by any Obligor was true and accurate in all material respects as at the date the information is expressed to be given.

(b)
Any financial projection or forecast provided to the Agent by any Obligor has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date the projection or forecast was provided) and arrived at after careful consideration.

(c)
The expressions of opinion or intention provided by or on behalf of an Obligor to the Agent in any report or document were made after careful consideration and (as at the date of the report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(d)
No event or circumstance has occurred or arisen and no information has been omitted from any report or document provided to the Agent by any Obligor and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the relevant report being untrue or misleading in any material respect.

(e)
All material information provided to a Finance Party by or on behalf of the Parent or any Obligor in connection with any Permitted Acquisition at the time such information is provided and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party at the time such information is provided have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(f)
All other written information provided by any Obligor or any member of the Group (including its advisers) to a Finance Party or the provider of any report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

21.13	Original Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Agent in writing to the contrary.

(b)
Its Original Financial Statements prior to them having been audited fairly represent its financial condition and results of operations for the relevant period unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement.

(c)
There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

(d)	Its most recent financial statements delivered pursuant to clause 22.2 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)
give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)
The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared.

(f)
Since the date of the most recent financial statements delivered pursuant to clause 22.2 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.

21.14	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

21.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

21.16	Taxation

(a)
It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of U.S.$1,000,000 (or its equivalent in any other currency) or more.

(b)
No claims or investigations are being or are reasonably likely to be made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of U.S.$1,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)	It is resident for Tax purposes only in the jurisdiction of its incorporation.

21.17	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

21.18	Ownership
Each of the Obligors is a direct or indirect wholly owned subsidiary of the Parent.

21.19	Group Structure Chart
The Group Structure Chart is true, complete and accurate in all material respects.

21.20	Financial Year end
The end of the Financial Year for each member of the Group is 31 December.

21.21	Centre of main interests and establishments
In relation to each Obligor incorporated in a member state of the European Union, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

21.22	Immunity

(a)
The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute private and commercial acts performed for private and commercial purposes.

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its Relevant Jurisdictions in relation to any Finance Document.

21.23	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)
No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

21.24	Pensions
Each member of the Group is in compliance in all material respects with all applicable laws, regulations and contracts relating to the provision of pension schemes and any pension scheme(s) it operates or participates in. All contributions due to be paid by the relevant member of the Group to each such pension scheme have been paid.

21.25	Net Worth
On the date of this Agreement, the Consolidated Tangible Net Worth of the Parent is not less than U.S.$1,500,000,000.

21.26	ERISA

(a)	No Obligor has underlying assets which constitute "plan assets" within the Plan Asset Rules; and

(b)
No ERISA Event has occurred, is occurring or is reasonably expected to occur that, individually or in the aggregate, has resulted in, results or will reasonably be expected to result in a Material Adverse Effect.

21.27	Federal Reserve Regulations

(a)
No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)
None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X.

21.28	Investment Companies
No Obligor, person controlling an Obligor or Subsidiary of an Obligor is or is required to be registered as an "investment company" under the U.S. Investment Company Act of 1940 (the "1940 Act").

21.29	Anti-Terrorism Laws and other U.S. Regulators

(a)
No Obligor nor any Affiliate thereof: (i) is, or is controlled by, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(b)	Each Obligor and each Affiliate thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

(c)
No part of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(d)
None of the U.S. Obligors nor any of their respective Subsidiaries is subject to regulation under the U.S. Federal Power Act or the U.S. Interstate Commerce Act or under any other U.S. federal or state statute or regulation which may limit its ability to incur Financial Indebtedness or which may otherwise render all or any portion of their respective obligations under the Finance Documents unenforceable.

21.30	Solvency
The U.S. Obligors are Solvent. As used in this clause, "Solvent" means, with respect to a particular date and U.S. Obligor, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such U.S. Obligor is not less than the total amount required to pay the probable liabilities of such U.S. Obligor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such U.S. Obligor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the incurrence of the Loans as contemplated by this Agreement, such U.S. Obligor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) such U.S. Obligor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such U.S. Obligor is engaged, and (v) such U.S. Obligor could not be deemed to be unable to pay its debts for the purpose of Section 123 (1) or (2) of the Insolvency Act 1986 (for this purpose omitting the words "proved to the satisfaction of the court" from Section 123(1)(e)). In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

21.31	Sanctions
No Obligor, nor any of its Subsidiaries or directors, is either:

(a)	listed, or is owned or controlled, directly or indirectly, by any person which is listed, on an SDN List;

(b)	located, organised or resident in a country which is the subject of sanctions by any applicable Authority; or

(c)	a governmental agency, authority, or body or state-owned enterprise of any country which is the subject of sanctions by any applicable Authority.

21.32	Anti-corruption Law
Each member of the Group conducts its business in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

21.33	Times when representations made

(a)	All the representations and warranties in this clause 21 are made by each Obligor on the date of this Agreement.

(b)
The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date, on the first day of each Interest Period and, if an Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of that Interest Period (except that those contained in clauses 21.13(a) to 21.13(d) (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(c)	The representations and warranties in clause 21.12(e) (No misleading information) are deemed to be made on the date of completion of the relevant Permitted Acquisition.

(d)	All the representations and warranties in this clause 21:

(i)	are deemed to be made by the Parent and each Additional Obligor on the day on which that Additional Obligor becomes (or it is proposed that it becomes) an Additional Obligor;

(ii)
(except clause 21.12 (No misleading information), clause 21.19 (Group Structure Chart) and clause 21.23 (No adverse consequences)) are deemed to be made by any other Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22.	Information Undertakings

22.1	General

(a)	The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

(b)	In this clause 22:

(i)	"Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to clause 22.2 (Financial statements); and

(ii)	"Quarterly Financial Statements" means the financial statements for a Financial Quarter delivered pursuant to clause 22.2 (Financial statements).

22.2	Financial statements
The Parent shall procure that each Obligor shall deliver to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 days (or 75 days in respect of the Parent) after the end of each of its Financial Years:

(i)	the audited consolidated financial statements of the Parent for that Financial Year;

(ii)
the audited financial statements of each Obligor for that Financial Year or, if such Obligor is not required to produce audited financial statements and has not done so for that Financial Year, its management schedules for such Financial Year, together with an agreed-upon procedures report from the Auditors in relation to such management schedules, provided that any Additional Obligor which is not otherwise required to produce audited financial statements must also provide audited financial statements if the Agent so requests;

(b)
as soon as they are available, but in any event within 45 days after the end of the Financial Quarter of each of its Financial Years, the consolidated financial statements of the Parent for that Financial Quarter; and

(c)
as soon as it is available, but in any event within 120 days after the end of each of their respective Financial Years, an actuarial report of the Group (on a consolidated basis) on the sufficiency of its consolidated loss and LAE reserves conducted by a duly qualified independent actuarial company or, if such a report is not prepared, an actuarial report on each member of the Group with consolidated loss and LAE reserves in excess of $25,000,000, on the sufficiency of its consolidated loss and LAE reserves conducted by a duly qualified independent actuarial company.

22.3	Provision and contents of Compliance Certificate

(a)
The Parent shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and (other than Quarterly Financial Statements for the fourth Financial Quarter of each Financial Year) each set of its consolidated Quarterly Financial Statements.

(b)
The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 23 (Financial Covenants) including confirmation that the Parent is in compliance with clause 23.2(c) (Requisite Rating).

(c)
Each Compliance Certificate shall be signed by two directors and, if required to be delivered with the consolidated Annual Financial Statements of the Parent, shall be reported on by the Parent's Auditors in the form agreed by the Parent and the Majority Lenders.

22.4	Requirements as to financial statements

(a)
The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition, the Parent shall procure that:

(i)	each set of Annual Financial Statements shall where required be audited by the Auditors; and

(ii)
each set of Quarterly Financial Statements is accompanied by a cash distribution schedule in respect of the Group relating to the twelve month period commencing at the end of the relevant Financial Quarter.

(b)	Each set of financial statements delivered pursuant to clause 22.2 (Financial Statements):

(i)
shall be certified by the Chief Financial Officer of the Parent as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), the financial condition and operations of the relevant person or persons covered by those financial statements as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(ii)
in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the Chief Financial Officer of the Parent comparing actual performance for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iii)
shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements of the Obligor or other member of the Group concerned, unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:

(A)
a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Original Financial Statements of the Obligor or other member of the Group concerned were prepared; and

(B)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 23 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements of the Obligor or other member of the Group concerned.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)
If the Agent receives a report from the Parent's Auditors pursuant to clause 22.4(b)(iii) above, the Majority Lenders (in consultation with the Parent and the Auditors) may require such changes to the covenants set out in clause 23 (Financial covenants) as are necessary solely to reflect the changes notified to them.

22.5	Budget

(a)
The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event not less than 60 days after the start of each of its Financial Years, an annual Budget for that Financial Year.

(b)	The Parent shall ensure that each Budget:

(i)
is in a format reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cash distribution schedule for the Group, projected financial covenant calculations and Capital Expenditure to be incurred and its anticipated timing; and

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under clause 22.2 (Financial statements).

(c)
If the Parent updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

22.6	Year-end

(a)	The Parent shall procure that the end of each Financial Year of each member of the Group falls on 31 December.

(b)	The Parent shall procure that each quarterly accounting period and each Financial Quarter of each member of the Group ends on a Quarter Date.

22.7	Information: miscellaneous
The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)
within 30 days after submission to the relevant governmental on regulatory authority, all material returns required to be prepared by any member of the Group in accordance with any applicable law, rule, regulation or direction of the Bermuda Monetary Authority, the PRA, FCA or any other governmental or regulatory authority;

(b)
at the same time as they are dispatched, copies of all documents dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by the Parent or any Obligors to its creditors generally (or any class of them);

(c)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group outside the normal course of business, and which, if adversely determined would involve a liability, or a potential or alleged liability, exceeding U.S.$2,000,000 (or its equivalent in other currencies);

(d)
written notice of any business or transaction undertaken by the Borrower or any member of the Group involving (directly or indirectly) any of Sudan, Iran, Myanmar (Burma), Cuba, North Korea, Syria, Russia, Crimea or the Donbas region of Ukraine to the extent possible in advance of, and in any event promptly upon, the Borrower or such member of the Group commencing such business or transaction, together with sufficient details of such business or transaction as any Finance Party may require to satisfy any sanctions-related laws, regulations or requirements to which it is subject;

(e)
promptly, copies of any material correspondence, documentation or other communication dispatched by or to the PRA, FCA or other relevant regulatory body in respect of any member of the Group’s regulatory capital requirements

(f)
promptly, copies of any agreement for the acquisition or disposal of a Subsidiary or for an insurance business transfer to or from any member of the Group, together with copies of all documents sent to policyholders in connection with any such insurance business transfer; and

(g)
promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement and an up to date copy of its shareholders' register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request.

22.8	Notification of default

(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.9	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of clause 22.9(a)(iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall (and the Parent shall ensure that each Obligor shall) promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause 22.9(a)(iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in clause 22.9(a)(iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)
The Parent shall, by not less than 10 Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 27 (Changes to the Obligors).

(d)
Following the giving of any notice pursuant to clause 22.9(c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent, or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor .

22.10	ERISA
The Parent shall promptly notify the Lender(s) if:

(a)	any Obligor has underlying assets which constitute "plan assets" within the Plan Asset Rules; and

(b)	an ERISA Event occurs or is reasonably expected to occur that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect.

23.	Financial Covenants

23.1	Financial definitions
In this clause 23:
"Consolidated Tangible Net Worth" means, at any time, the aggregate of the Equity Shareholders Funds of the Parent on the last day of the Relevant Period minus any goodwill, Intellectual Property or other intangible assets included in the calculation of Equity Shareholders Funds, in each case so that no amount shall be included or excluded more than once.
"Consolidated Financial Indebtedness" means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness of members of the Group, excluding any such obligations to any other member of the Group and including, in the case of finance leases only, their capitalised value.
"Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.
"Financial Year" means each period of twelve months ending on 31 December.
"Quarter Date" means each of 31 March, 30 June, 30 September and 31 December.
"Relevant Period" means:

(a)
for the purposes of any calculation in a Compliance Certificate to be delivered pursuant to clause 22.3 (Provision and contents of Compliance Certificate) each period of twelve months (or, if shorter, the period from the date of this Agreement) ending on each Quarter Date; and

(b)	for all other purposes each period of twelve months ending on the relevant calculation date.
"Total Capital" means, in respect of any Relevant Period, the sum of the Consolidated Financial Indebtedness of the Parent on the last day of that Relevant Period and the Consolidated Tangible Net Worth of the Parent on the last day of that Relevant Period.

23.2	Financial condition
The Parent shall ensure that:

(a)	Borrower Net Worth: the Consolidated Tangible Net Worth of the Parent shall at all times not be less than the aggregate of:

(i)	U.S.$1,500,000,000;

(ii)	50 per cent of the net income available for distribution to common shareholders of the Parent at any time after 30 June 2014; and

(iii)	75 per cent of the proceeds of any common stock issuance of the Parent made after the date of this Agreement.

(b)	Gearing Ratio: the Consolidated Financial Indebtedness of the Parent shall not at any time be more than 35 per cent of the Total Capital.

(c)
Requisite Rating: the weighted average rating of the aggregate cash and fixed income portfolio (determined by reference to the lowest individual rating given by any Rating Agency to each investment) of the Group shall not at any time be less than BBB (or its equivalent).

23.3	Financial testing

(a)
The financial covenant set out in clause 23.2(a) (Borrower Net Worth) shall be calculated in accordance with the generally accepted accounting principles in the United States of America and the financial covenants set out in clauses 23.2(b) (Gearing Ratio) and 23.2(c) (Requisite Rating) shall be calculated in accordance with the Accounting Principles and, in each case, shall be tested first by reference to the Quarterly Financial Statements and where available, by reference to the Annual Financial Statements (each delivered in accordance with clause 22.2(a) and 22.2(b) (Financial Statements) and each Compliance Certificate delivered pursuant to clause 22.3 (Provision and contents of Compliance Certificate)).

(b)	No item shall be deducted or credited more than once in any calculation.

(c)
Where an amount in any financial statement or Compliance Certificate is not denominated in U.S. Dollars, it shall be converted into U.S. Dollars at the rate specified in the financial statements so long as such rate has been set in accordance with the Accounting Principles.

(d)
The financial covenants in clauses 23.2(a) (Borrower Net Worth) to 23.2(c) (Requisite Rating) of clause 23.2 (Financial condition) shall apply on a continuing basis but shall be tested on each Quarter Date commencing with the 30 September 2014 Quarter Date.

24.	General Undertakings
The undertakings in this clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1	Authorisations
Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction to enable it to: (i) perform its obligations under the Finance Documents; (ii) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and (iii) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.2	Compliance with laws
Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

24.3	Taxation

(a)
Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may change its residence for Tax purposes.

24.4	Merger
Other than in the case of a Permitted Transaction, no Obligor shall (and the Parent shall ensure that no member of the Group will) enter into (or agree to enter into) any amalgamation, demerger, merger, consolidation or corporate reconstruction.

24.5	Change of business
The Parent shall procure that no substantial change is made to the general nature of the business of the Parent or the Group taken as a whole from that carried on at the date of this Agreement.

24.6	Acquisitions

(a)
Except as permitted under clause 24.6(b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).

(b)	Clause 24.6(a) above does not apply to a Permitted Acquisition.

24.7	Holding Companies
No Obligor shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative services to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments;

(c)	any liabilities under the Finance Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company;

(d)	making claims (and the receipt of any related proceeds) for rebates or indemnification in respect of Taxes;

(e)	liabilities in connection with any litigation or court or other proceedings that are, in each case, being contested in good faith;

(f)	liabilities arising under the issue of shares to its shareholders and capital contributions to its direct Subsidiaries;

(g)	the making of any payment or distribution, or the advancing of any loan not prohibited by this Agreement;

(h)
liabilities arising from entering into and performing any rights or obligations in respect of (i) any agreement with a Rating Agency and (ii) engagement letters and reliance letters in respect of legal, accounting and other advice or reports received or commissioned by it, in each case, in relation to transactions which are not prohibited by this Agreement; or

(i)	liabilities incurred as a result of operation of law.

24.8	Pari passu ranking
Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.9	Negative pledge

(a)	Except as permitted under clause 24.9(b) below:

(i)	No Obligor shall (and the Parent shall ensure that no member of the Group will) create or permit to subsist any Security over any of its assets.

(ii)	No Obligor shall (and the Parent shall ensure that no member of the Group will):

(A)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

(B)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(C)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(D)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. A transaction referred to in this paragraph (c) is termed Quasi-Security.

(b)	Clause 24.9(a) above does not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	given under the Finance Documents.

24.10	Disposals

(a)
Except as permitted under clause 24.10(b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, surrender, set-off, transfer, licence or otherwise dispose of any asset.

(b)	Clause 24.10(a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction which is referred to in paragraph (a) of the definition of that term.

24.11	Arm's length basis

(a)
Except as permitted by clause 24.11(a) below, no Obligor (and the Parent shall ensure that no member of the Group will) shall enter into any transaction with any person except on bona fide arm's length terms.

(b)
The payment of fees, costs and expenses payable under the Finance Documents in the amounts set out in the Finance Documents delivered to the Agent under clause 4.1 (Initial conditions precedent) or agreed by the Agent shall not be a breach of clause 24.11(a).

24.12	No Guarantees or indemnities

(a)
Except as permitted under clause 24.12(b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee, bond or indemnity in respect of any obligation of any person.

(b)	Clause 24.12(a) above does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction which is referred to in paragraph (a) of the definition of that term.

24.13	Financial Indebtedness

(a)	Except as permitted under clause 24.13(b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Clause 24.13(a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness;

(ii)	contemplated by paragraph (a) of the definition of Permitted Transaction.

24.14	Share capital
No Obligor (other than the Parent) shall (and the Parent shall ensure that no member of the Group (other than the Parent) will) issue any shares except pursuant to a Permitted Share Issue.

24.15	Pensions

(a)
The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group incorporated in the United Kingdom and/or any of their employees are funded in accordance with the requirements of the Pensions Act 1995 in relation to the minimum funding requirement (where the scheme is subject to the minimum funding requirement under that Act) and in accordance with the requirements of the Pensions Act 2004 in relation to the statutory funding objective (where the scheme is subject to the statutory funding objective under that Act) and that no action or omission is taken by any such member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any such member of such a pension scheme).

(b)
Except for the pension schemes (if any) for the time being operated by the Parent or in which it participates, the Parent shall ensure that no member of the Group incorporated in the United Kingdom is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are under in Sections 39 or 43 of the Pensions Act 2004) such an employer.

(c)
The Parent shall ensure that each member of the Group incorporated outside the United Kingdom is in compliance in all material respects with all applicable laws, regulations and contracts relating to the provision of pension schemes and any pension scheme(s) it operates or participates in.

24.16	Access
Each Obligor shall (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur), permit the Agent and/or accountants or other professional advisers and contractors of the Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with Mark Smith and Doug Anthony.

24.17	Amendments

(a)
No Obligor shall (and the Parent shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any document delivered to the Agent pursuant to clause 4.1 (Initial Conditions Precedent) or clause 27 (Changes to the Obligors) or enter into any agreement with any shareholders of the Parent except in writing in a way which could not reasonably be expected to materially and adversely affect the interests of the Lenders and would not change the date, amount or method of payment of the dividends on the Parent's shares.

(b)	The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in clause 24.17(a) above.

24.18	Financial assistance
Each Obligor shall comply in all respects with any legislation governing the granting of financial assistance in its jurisdiction of incorporation including in relation to payment of amounts due under this Agreement.

24.19	Treasury Transactions
No Obligor shall enter into any Treasury Transaction for speculative purposes.

24.20	Guarantors

(a)	The Parent shall ensure that at all times after the Effective Date:

(i)
the aggregate Tangible Net Worth of those of the Guarantors (excluding the Parent and calculated on a consolidated basis) with positive net worth represents not less than 80 per cent of Consolidated Tangible Net Worth of the Parent: and

(ii)
any member of the Group (excluding the Parent) with a Tangible Net Worth (calculated on a consolidated basis) representing 10 per cent. or greater of the Consolidated Tangible Net Worth of the Parent is a Guarantor save to the extent that member of the Group is a direct or indirect Subsidiary of any other Guarantor other than the Parent.

(b)
The Parent need only perform its obligations under paragraph (a) above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person's directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.

24.21	Regulatory Compliance
Each Obligor shall observe and comply with all applicable acts, byelaws and regulations (including, without limitation, under the Financial Services and Markets Act 2000 (and related subordinate legislation) and the FCA Rules and the PRA Rules (as amended from time to time) and any conditions or requirements prescribed under any applicable acts, byelaws and regulations), the failure to observe or comply with which would reasonably be expected to have a Material Adverse Effect.

24.22	Maintenance of Regulatory Capital

(a)
Each Obligor shall ensure that the Regulatory Cover of each Regulated Insurance Entity shall at all times be more than 1.1:1 or as otherwise agreed with the regulator of the relevant Regulated Insurance Entity.

(b)	No Event of Default under clause 25.3 (Other obligations) in relation to this clause 24.21 (Maintenance of Regulatory Capital) will occur if:

(i)
the proceeds of an additional contributed surplus or any Permitted Share Issue (which are designated in writing by the Parent to the Agent as being provided for the purpose of this clause 24.21 (Maintenance of Regulatory Capital)) and/or any debt (subordinated on terms approved by the Agent acting reasonably) (in each case the "New Regulatory Investment") is invested in the relevant Regulated Entity within five Business Days of the date on which the Parent becomes aware of a breach of clause 24.21(a) (Maintenance of Regulatory Capital); and

(ii)
promptly following receipt by the relevant Regulated Entity of the proceeds of such New Regulatory Investment (and in any event prior to the expiry of such five Business Day period), a certificate signed by the finance director of the Parent is delivered to the Agent confirming that on recalculating the ratio set out in clause 24.21(a) (Maintenance of Regulatory Capital) would be complied with and attaching reasonable details of such calculations.

24.23	Insurance

(a)
Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

24.24	ERISA

(a)	Each Obligor shall ensure that the affairs of each Obligor are conducted so that the underlying assets of each Obligor do not constitute "plan assets" within the meaning of the Plan Asset Rules.

(b)	No ERISA Event shall occur that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect.

(c)	Each Plan shall be maintained and administered in all material respects with the applicable requirements of the Code, ERISA, and any other applicable law.

24.25	Federal Reserve Regulations
Each U.S. Borrower will use the Facility without violating Regulations T, U and X.

24.26	Compliance with U.S. Regulations
No Obligor shall (and the Parent shall ensure that no other member of the Group shall) become an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the 1940 Act. Neither the making of any Loan, or the application of the proceeds or repayment of any Loan by any Obligor nor the consummation of the other transactions contemplated by this Agreement will violate any provision of such act or any rule, regulation or order of the SEC under the 1940 Act.

24.27	Sanctions
Each Obligor will ensure that none of the proceeds of any Loan will, directly or indirectly, be used or paid for the purposes of any transaction related to either:

(a)	any person which is listed on the SDN List, or is owned or controlled, directly or indirectly, by any person listed on the SDN List; or

(b)	any country which is the subject of sanctions by any Authority.

24.28	Anti-corruption Law

(a)
No Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(i)	take reasonable measures to conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	take reasonable measures to maintain policies and procedures designed to promote and achieve compliance with such laws.

25.	Events Of Default
Each of the events or circumstances set out in this clause 25 is an Event of Default (save for clause 25.20 (Acceleration).

25.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document in the manner in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error by a bank in the transmission of funds; or

(ii)	a Disruption Event; and

(b)	payment is made within five Business Days of its due date.

25.2	Financial covenants and other obligations

(a)	Any requirement of clause 23 (Financial Covenants) is not satisfied.

(b)	An Obligor does not comply with the provisions of clauses 22.1 to 22.6 (Information Undertakings) inclusive.

25.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 25.1 (Non-payment) and clause 25.2 (Financial covenants and other obligations)).

(b)
No Event of Default under clause 25.3(a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days after the earlier of the Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply.

25.4	Misrepresentation

(a)
Any representation, warranty or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)
No Event of Default under clause 25.4(a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days after the earlier of the Agent giving notice to the Obligor's Agent or relevant Obligor or the Obligor's Agent or an Obligor becoming aware of the failure to comply.

25.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this clauses 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 25.5(a) to 25.5(d) above is less than U.S.$10,000,000.

25.6	Insolvency

(a)
An Obligor or any member of the Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor or any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)
A moratorium is declared in respect of any indebtedness of any Obligor or any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(d)	Any Obligor shall in any U.S. jurisdiction:

(i)	apply for, or consent to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

(ii)	make a general assignment for the benefit of its creditors;

(iii)	commence a voluntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereof), as amended;

(iv)
file a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts; or

(v)	take any corporate action for the purpose of effecting any of the foregoing with respect to itself.

25.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any member of the Group other than in respect of a solvent liquidation or reorganisation of any member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any member of the Group;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation or reorganisation of any member of the Group), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor or any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)
Clause 25.7(a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement, or, if earlier, the date on which it is advertised.

(c)	In respect of any Obligor, a proceeding or case shall be commenced, without the application or consent of such Obligor, in any U.S. court of competent jurisdiction, seeking:

(i)	its reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or readjustment of its debts;

(ii)	the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Obligor or of all or any substantial part of its property; or

(iii)	similar relief in respect of any Obligor under any law relating to the bankruptcy insolvency, reorganisation, winding-up or composition or adjustment of debts, and any such proceeding or case referred to in paragraphs (i)-(iii) above shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 21 or more days, or an order for relief against such Obligor shall be entered in an involuntary case under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereto) as amended.

25.8	Creditors' process
Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or a member of the Group having an aggregate value of U.S.$5,000,000 or more and is not discharged within 7 days.

25.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document ceases to be in full force and effect or is alleged by an Obligor to be ineffective.

25.10	Cessation of business
Any Obligor or any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a disposal which is a Permitted Disposal or a Permitted Transaction which is contemplated in paragraph (a) of the definition of that term.

25.11	Change of ownership
An Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent.

25.12	Audit qualification
The Auditors of the Group adversely qualify the audited annual consolidated financial statements of the Parent.

25.13	Expropriation
The authority or ability of any Obligor or any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action (each an "Expropriation Action") by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any member of the Group or any of its assets and such Expropriation Action could reasonably be expected to have a Material Adverse Effect.

25.14	Repudiation and rescission of agreements
An Obligor (or any other relevant party other than a Finance Party) or the Shareholder rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

25.15	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any Obligor or any member of the Group or its assets and which if successful would be reasonably likely to have a Material Adverse Effect.

25.16	Regulatory Sanctions
Any fine, levy or sanctions are imposed upon any member of the Group by the PRA or the FCA or by any equivalent regulatory authority in any other jurisdiction or under FSMA or any equivalent legislation or regulation in any other jurisdiction which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

25.17	Cessation of licences

(a)
The cessation, variation or imposition of limitations (for any reason) of any consent, authorisation, licence and/or exemption which is required to enable the Parent or any Subsidiary to carry on its business, or the taking by any governmental, regulatory or other authority of any action in relation to the Parent or any Subsidiary which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (1) the Agent giving notice to the Parent and (2) the Parent becoming aware of the failure to comply.

25.18	Material adverse change
Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

25.19	ERISA

(a)	Any Obligor has underlying assets which constitute "plan assets" within the Plan Asset Rules.

(b)	An ERISA Event shall occur that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect.

25.20	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders, provided that if an Event of Default under Clause 25.6(d) or 25.7(c) shall occur, then without notice to such Obligor or any other act by the Agent or any other person, the Loans, interest thereon, and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

26.	Changes To The Lenders

26.1	Assignments and transfers by the Lenders
Subject to this clause 26, a Lender (Existing Lender) may:

(a)	assign any of its rights; or

(b)
transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets ("New Lender").

26.2	Conditions of assignment or transfer

(a)	The consent of the Parent is required for an assignment or transfer by an Existing Lender unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.

(b)
The consent of the Parent to an assignment or transfer by an Existing Lender must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time.

(c)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)
the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in clause 26.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 15 (Tax gross-up and indemnities) or clause 16.1 (Increased costs), then (unless the assignment, transfer or charge has been made in mitigation in accordance with clause 18 (Mitigation by the Lenders)) the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (e) shall not apply in relation to clause 15.2 (Tax gross up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g) of clause 15.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.3	Assignment or transfer fee
Unless the Agent otherwise agrees and excluding an assignment or transfer:

(a)	to an Affiliate of a Lender;

(b)	to a Related Fund; or

(c)	made in connection with primary syndication of the Facility, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,000.

26.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or reassignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5	Procedure for transfer

(a)
Subject to the conditions set out in clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with clause 26.5(c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 26.5(b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all "know your customer" or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)	Subject to clause 26.9 (Pro Rata Interest Settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights and benefits against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Mandated Lead Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

26.6	Procedure for assignment

(a)
Subject to the conditions set out in clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with clause 26.6(c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 26.6(b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all "know your customer" or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)	Subject to clause 26.9 (Pro Rata Interest Settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations ("Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this clause 26 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 26.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 26.2 (Conditions of assignment or transfer).

26.7	Copy of Transfer Certificate or Assignment Agreement to Parent
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent (acting for itself and in its capacity of Obligor's Agent) a copy of that Transfer Certificate or Assignment Agreement.

26.8	Security Interests over Lenders' rights

(a)
In addition to the other rights provided to Lenders under this clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(ii)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

(b)	except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.9	Pro Rata Interest Settlement
If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 26.5 (Procedure for transfer) or any assignment pursuant to clause 26.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but including the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) until the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender, and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 26.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

26.10	Prohibition on Debt Purchase Transactions
The Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

26.11	Assignment to Federal Reserve Bank
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, without notice to or consent of any Party, to any U.S. Federal Reserve Bank provided that (i) no Lender shall be relieved of any of its obligations under this Agreement as a result of any such assignment and pledge and (ii) in no event shall such U.S. Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action under this Agreement.

26.12	The Register
For U.S. federal income tax purposes only, the Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate or Assignment Agreement, as applicable, delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the Commitments of and the principal amounts and stated interest of the obligations owing to each Lender pursuant to the terms hereof and the other Finance Documents. Without limitation of any other provision of this clause 26 (Changes to the Lenders), no transfer shall be effective until recorded in the Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Agent and each Lender may treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice. The foregoing provisions are intended to comply with the registration requirements in U.S. Treasury Regulation Section 5f.103-1 so that the Loans are considered to be in "registered form" pursuant to such regulation.

27.	Changes To The Obligors

27.1	Assignment and transfers by Obligors
No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Borrowers

(a)
Subject to compliance with the provisions of clause 22.9 ("Know your customer" checks), the Parent may request that any of its direct or indirect Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	it is incorporated in Bermuda, the United States of America or the United Kingdom or any other jurisdiction approved by the Lenders;

(ii)	all the Lenders approve the addition of that Subsidiary;

(iii)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(iv)	the Subsidiary is (or becomes) a Guarantor prior to, or at the same time as, becoming a Borrower;

(v)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(vi)
the Agent has received all of the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent).

27.3	Additional Guarantors

(a)	Subject to compliance with the provisions of clause 22.9 ("Know your customer" checks), the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor.

(b)	A member of the Group shall become an Additional Guarantor if:

(i)	the Parent and the proposed Obligor deliver to the Agent a duly completed and executed Accession Letter; and

(ii)
the Agent has received all of the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(c)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent).

27.4	Repetition of Representations
Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in clause 21.33 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.5	Resignation on disposal of an Obligor

(a)
In this clause, "Third Party Disposal" means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under clause 24.10 (Disposals) or made with the approval of the Lenders (and the Parent has confirmed this is the case).

(b)	If a Borrower or a Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(i)	the Parent shall confirm that no Default is continuing or would result from the Third Party Disposal; and

(ii)
if a Borrower is being disposed of then prior to such Third Party Disposal the Parent shall ensure that the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents.

28.	Role Of The Agent, The Mandated Lead Arrangers And Others

28.1	Appointment of the Agent

(a)	The Mandated Lead Arrangers and each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
The Mandated Lead Arrangers and each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(a)	The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.3	Duties of the Agent

(a)
Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party excluding, for the avoidance of doubt, any Fee Letter.

(b)	Without prejudice to clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (a) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

28.4	Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent and/or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)	None of the Agent or the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group
The Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any member of the Group.

28.7	Rights and discretions

(a)	The Agent may rely on:

(i)	any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received made by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person;

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation
Neither the Agent nor the Mandated Lead Arrangers is responsible or liable for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, a Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

28.9	No duty to monitor
The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.10	Exclusion of liability

(a)
Without limiting clause 28.10(b) below and without prejudice to the provisions of clause 31.10 (Disruption to the Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Agent, the Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)
without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, may rely on this clause subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arrangers.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

28.11	Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or in the case of any costs, loss or liability pursuant to clause 31.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)	Alternatively the Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with clause 28.12(b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 28.12(c) above) but shall remain entitled to the benefit of clause 17.3 (Indemnity to the Agent) and this clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 28.12(b) above. In this event, the Agent shall resign in accordance with clause 28.12(b) above.

(h)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under clause 15.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to clause 15.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

28.13	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information, or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.14	Relationship with the Lenders

(a)
Subject to clause 26.9 (Pro rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five business days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of clause 33.2 (Addresses) and clause 33.5(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.15	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor and each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.16	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.17	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this clause 28.17 subject to clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

28.18	Third Party Reference Banks
A Reference Bank which is not a Party may rely on clause 28.17 (Role of Reference Banks), clause 37.2(b) (Exceptions) and clause 38.3 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

28.19	Reliance and engagement letters
Each Finance Party confirms that each Mandated Lead Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by a Mandated Lead Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Report or letters provided by accountants or actuaries in connection with the Finance Documents or the transactions contemplated in the Finance Documents (including any net asset letter in connection with the financial assistance procedures) and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.	Conduct Of Business By The Finance Parties
No provision of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)
oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax except as required under clauses 15.5 (Tax Documentation) and 15.8 (FATCA Information).

30.	Sharing Among The Finance Parties

30.1	Payments to Finance Parties
If a Finance Party ("Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount ("Sharing Payment") equal to such receipt or recovery less any amount which the

Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 31.5 (Partial payments).

30.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with clause 31.5 (Partial payments).

30.3	Recovering Finance Party's rights

(a)
On a distribution by the Agent under clause 30.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 30.3(a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)
that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

30.5	Exceptions

(a)
This clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.	Payment Mechanics

31.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall (and the Parent shall ensure that such Obligor will) make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

31.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 31.3 (Distributions to an Obligor) and clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

31.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5	Partial payments

(a)
If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a) to (d) above.

(c)	clauses 31.5(a) and 31.5(b) above will override any appropriation made by an Obligor.

31.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8	Currency of account

(a)	Subject to clauses 31.8(b) to 31.8(e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

31.10	Disruption to Payment Systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 37 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 31.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

32.	Set-Off
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. No security interest is created by this clause 32.

33.	Notices

33.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent, that identified with its name in the 2016 Restatement Agreement;

(b)
in the case of each Lender or any other Obligor, that identified with its name in the 2106 Restatement Agreement or otherwise notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name in the 2016 Restatement Agreement, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 33.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)
Any communication or document made or delivered to the Parent in accordance with this clause 33 will be deemed to have been made or delivered to each of the Obligors or any other member of the Group party to a Finance Document.

33.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

33.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree, that unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.6	Use of websites

(a)
The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ("Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent ("Designated Website") if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a printable format or otherwise capable of being downloaded by the relevant Website Lender and is in a format previously agreed between the Parent and the Agent.

If any Lender ("Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Parent notifies the Agent under paragraphs (a) to (e) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within 10 Business Days.

33.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	Calculations And Certificates

34.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

35.	Partial Invalidity
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	Remedies And Waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.	Amendments And Waivers

37.1	Required consents

(a)
Subject to clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors' Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 37.

(c)
No amendment or waiver may be made before the date falling ten Business Days after the terms of that amendment or waiver have been notified by the Agent to the Lenders. The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Parent.

(d)	Each Obligor agrees to any such amendment or waiver permitted by this clause 37 which is agreed to by the Obligors' Agent.

37.2	Exceptions

(a)	Subject to clause 37.3 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in clause 1.1 (Definitions);

(ii)	the definition of "Screen Rate" in clause 1.1 (Definitions);

(iii)	an extension to the date of payment of any amount under the Finance Documents;

(iv)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(v)	a change in currency of payment of any amount under the Finance Documents;

(vi)
an increase in or an extension of any Commitment or the Total Commitments (other than under clause 2.3 (Additional Commitments)).or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vii)	a change to any Borrower or Guarantor other than in accordance with clause 27 (Changes to the Obligors);

(viii)	any provision which expressly requires the consent of all the Lenders;

(ix)
clause 2.2 (Finance Parties' rights and obligations), clause 9 (Mandatory prepayment - Exit), clause 26 (Changes to the Lenders), this clause 37, clause 41 (Governing Law) or clause 42.1 (Jurisdiction of English courts);

(x)	the nature or scope of the guarantee and indemnity granted under clause 19 (Guarantee and Indemnity); or

(xi)	any extension of an Availability Period,
shall not be made without the prior consent of all the Lenders,

(b)	An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arrangers may not be effected without the consent of the Agent or the Mandated Lead Arrangers.

37.3	Replacement of Screen Rate
Subject to Clause 37.2(b) (Exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

38.	Confidentiality

38.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 38.2 (Disclosure of Confidential Information) and clause 38.6 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph b(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction, any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 26.8 (Security Interests over Lender's rights)

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Parent;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

38.3	Confidentiality of Funding Rates and Reference Bank Quotations

(a)
The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Parent pursuant to clause 11.4 (Notification of Rates of Interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, legal advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor , as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)
The Agent's obligations in this clause 38.3 (Confidentiality and Disclosure) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under clause 11.4 (Notifications of Rates of Interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

38.4	Other Obligations

(a)
The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to clause (c)(ii) of 38.3 (Confidentiality of Funding Rates and Reference Bank Quotations) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of clause 38.3 (Confidentiality of Funding Rates and Reference Bank Quotations) or this clause 38.4 (Other Obligations).

38.5	No Event of Default
No Event of Default will occur under clause 25.3 (Other obligations) by reason only of an Obligor's failure to comply with clause 38.3 (Confidentiality and Disclosure) or clause 38.4 (Other Obligations).

38.6	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	clause 41 (Governing Law);

(vi)	the names of the Agent and the Mandated Lead Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of, and name of, the Facility;

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

38.7	Entire agreement
This clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.8	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.9	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent of the circumstances of any disclosure by it of Confidential Information made pursuant to paragraph (b)(v) of clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function.

38.10	Continuing obligations
The obligations in this clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.	USA Patriot Act
Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

41.	Governing Law
This Agreement and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement shall be governed by, construed and take effect in accordance with English law.

42.	Enforcement

42.1	Jurisdiction of English courts

(a)
The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise in any way whatsoever out of or in connection with the Finance Documents expressed to be governed by English law (including a dispute regarding the existence, validity or termination of any Finance Document or any claim for set off) or the legal relationships established by any Finance Document (a "Dispute"), only where such Dispute is the subject of proceedings commenced by the Obligor.

(b)
Where a Dispute is the subject of proceedings commenced by one or more Finance Parties, the Finance Parties are entitled to bring such proceedings in any court or courts of competent jurisdiction (including but not limited to the courts of England). If any Obligor raises a counter-claim in the context of proceedings commenced by one or more Finance Parties, that Obligor shall bring such counter-claim before the court seized of the Finance Party's claim and no other court.

(c)
The commencement of legal proceedings in one or more jurisdictions shall not, to the extent allowed by law, preclude the Finance Parties from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not.

(d)
To the extent allowed by law, each Obligor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal proceeding, and any claim it may now or hereafter have that any such legal proceeding has been brought in an inappropriate or inconvenient forum.

42.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Enstar (EU) Limited. (Attention: Derek Reid, Avaya House, 2 Cathedral Hill, Guildford, Surrey GU2 7YL) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(iii)
if any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(b)	The Parent confirms that Enstar (EU) Limited has expressly agreed and consented to the provisions of clause 41 (Governing law) and of clause 42 (Enforcement).

(c)
Notwithstanding the foregoing, each U.S. Obligor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and/or any other Finance Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the State of Delaware, the federal courts of the United States of America for the Southern District of New York and the District of Delaware, and in each case appellate courts from any thereof. Each U.S. Obligor further consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

42.3	Waiver of Immunity
Each Obligor (to the fullest extent permitted by law) irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought against it by any Finance Party in relation to any Finance Document, and to ensure that no such claim is made on its behalf;

(b)	waives all rights of immunity in respect of it or its assets; and

(c)	consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings.

43.	Waiver of Jury Trial
EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that: (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement; and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Parties as at the Effective Date
Part 1
The Original Borrowers

Name of Original Borrower	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Group Limited	Bermuda, EC30916
Enstar (EU) Finance Limited	England and Wales, 03168082
Enstar Holdings (U.S.) Inc.	State of Delaware

Part 2
The Original Guarantors

Name of Original Guarantor	Jurisdiction of Incorporation, Registration Number (if applicable)
Enstar Group Limited	Bermuda, EC30916
Enstar Holdings (U.S.) Inc.	State of Delaware
Enstar (EU) Finance Limited	England and Wales, 03168082
Kenmare Holdings Ltd.	Bermuda 30917

Part 3
The Lenders as at the Effective Date - other than UK non-bank Lenders

Name of Lender	Commitments (U.S.$)
National Australia Bank Limited (ABN 12 004 044 937)	166,250,000.00
Barclays Bank PLC	166,250,000.00
Lloyds Bank plc	166,250,000.00
SunTrust Bank (13/S/67712/DTTP)	166,250,000.00

Part 4
The Lenders as at the Effective Date - UK non-bank Lenders

Name of Lender	Commitments U.S.$
None

SCHEDULE 2
Conditions Precedent
Part 1
Conditions precedent to Initial Utilisation
[Already satisfied]

1.	Obligors

1.1	A certified copy of the Constitutional Documents of each Original Obligor.

1.2	A certified copy of a resolution of the board of directors of each Original Obligor:

(a)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Finance Documents and related documents.

1.4
A certified copy of a resolution signed by all the holders of the issued shares in Enstar (EU) Finance Limited, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

1.5
A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on any Original Obligor to be exceeded.

1.6
A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this part 1 of schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement or, to the extent such document has previously been delivered to the Agent that such document has not been amended or superseded since the date of such delivery.

1.7
A certified copy of a good standing certificate from the jurisdiction of organization of each Obligor incorporated in the U.S., each dated as of no earlier than the date which is no earlier than 10 Business Days prior the first Utilisation Date.

2.	Finance Documents

2.1	This Agreement executed by the members of the Group party to this Agreement.

2.2	The Fee Letters executed by the Parent.

3.	Legal Opinion
The following legal opinions, each addressed to the Agent and the Original Lenders, to be in agreed form:

(a)
a legal opinion of Ashurst LLP, legal advisers to the Agent and the Mandated Lead Arrangers as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)
a legal opinion of Wakefield Quin Limited, legal advisers to the Agent and the Mandated Lead Arrangers as to Bermudian law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	a legal opinion of Drinker Biddle & Reith LLP, legal advisers to the Obligors as to Delaware law substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

4.	Other Documents And Evidence

4.1
Evidence that Enstar (EU) Limited has accepted its appointment as process agent referred to in clause 42.2 (Service of process) and confirmed it agrees and consents to the provisions of clause 41 (Governing law) and of clause 42 (Enforcement).

4.2	The Group Structure Chart.

4.3	Evidence that at least two Rating Agencies have publicly assigned a senior unsecured long-term and non-credit enhanced debt rating (or equivalent) to the Parent of BBB- (or its equivalent) or higher.

4.4	A copy, certified by an authorised signatory of the Parent to be a true copy, of the Original Financial Statements.

4.5
A copy of any other Authorisation or other document, opinion or assurance which the Agent notifies the Parent is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

4.6
Any information and evidence in respect of any Obligor required by any Finance Party to enable it to be satisfied with the results of all "know your customer" or other checks which it is required to carry out in relation to such person.

4.7
A certificate of the Parent (signed by a director) certifying that all necessary or desirable Authorisations from any governmental authority or other regulatory body in connection with the entry into and performance of the transactions contemplated by any Finance Document (or for the validity or enforceability of any of those documents) have been obtained and are in full force and effect together with certified copies of those obtained.

4.8	Evidence that the arrangement fee and initial agency fee was paid on or before the date of this Agreement.

4.9
Evidence that all amounts due under the Existing Facility Agreement have or will on the first Utilisation Date be repaid in full and all Security relating to the Existing Facility Agreement has been released in full.

Part 2
Conditions precedent required to be delivered by an Additional Obligor

1.	An Accession Letter (if relevant) executed by the Additional Obligor and the Parent.

2.
A certified copy of the constitutional documents of the Additional Obligor, with such amendments as the Agent may reasonably require and in the case of each Obligor that is a U.S. Obligor, such constitutional documents shall be certified as of a recent date together with a certificate of good standing.

3.	A certified copy of a resolution of the board of directors of the Additional Obligor:

3.1
approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

3.2	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

3.3
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

3.4	authorising the Parent to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.
A certified copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party as applicable.

6.
A certificate of the Additional Obligor (signed by a director or an officer (as applicable)) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this part 2 of schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

8.	If available, certified copies of each of the latest audited financial statements of the Additional Obligor.

9.	The following legal opinions, each addressed to the Agent and the Lenders:

9.1	A legal opinion of Ashurst LLP as advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter.

9.2
If the Additional Obligor is incorporated in or has its "centre of main interest" or "establishment" in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent (or in the case of an U.S. Obligor, U.S. advisers to the Obligors) in the jurisdiction of its incorporation, "centre of main interest" or "establishment" (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document ("Applicable Jurisdiction") as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Letter.

10.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that Enstar (EU) Limited as any process agent referred to in clause 42.2 (Service of process) has accepted its appointment and confirmed it agrees and consents to the provisions of clause 41 (Governing law) and of clause 42 (Enforcement).

11.	Such documentary evidence as legal counsel to the Agent may require that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

12.
Evidence that all necessary or desirable Authorisations from any government authority or other regulatory body in connection with the entry into and performance of the transactions contemplated by the Accession Letter, any Finance Document or Finance Document to which the Additional Obligor is party or for the validity or enforceability of any of those documents have been obtained and are in full force and effect, together with certified copies of those obtained.

13.
A certificate of the Parent confirming that no Default is continuing or would occur as a result of the Additional Obligor executing the Accession Letter or the Finance Documents or the Finance Documents to which it is party.

SCHEDULE 3
Utilisation Request
From:    [Borrower]/[Parent]
To:    National Australia Bank Limited (ABN 12 004 044 937) (as Agent)
Dated:
Dear Sirs
Enstar Group Limited - Facility Agreement originally dated 16 September 2014 (as amended and restated on the Effective Date) (Facility Agreement)

1.
We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

2.1	Borrower: [ ]

2.2	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day)

2.3	Amount: [ ] or, if less, the Available Facility

2.4	Interest Period: [ ]

2.5	Purpose: [ ]

3.	We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	This Utilisation Request is irrevocable.
Yours faithfully
…………………………………
authorised signatory for
[the Parent on behalf of [insert name of relevant Borrower]]/[insert name of Borrower]

SCHEDULE 4
Form of Transfer Certificate
To:    National Australia Bank Limited (ABN 12 004 044 937) as Agent
From:    [the Existing Lender] ("Existing Lender") and [the New Lender] ("New Lender")
Dated:
Enstar Group Limited - Facility Agreement originally dated 16 September 2014 (as amended and restated on the Effective Date) (Facility Agreement)

1.
We refer to the Facility Agreement. This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purposes of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 26.5 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with clause 26.5 (Procedure for transfer), all of the Existing Lender's rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ *** ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 33.2 (Addresses) are set out in the Schedule.

3.
[*** The/Each *** ] New Lender expressly acknowledges the limitations on the Existing Lender['s][s'] obligations set out in paragraph (c) of clause 26.4 (Limitation of responsibility of Existing Lenders).

4.	[*** The/Each *** ] New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

5.	[*** The/Each New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

6.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Facility Agreement.]

7.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Schedule
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]                    [New Lender]
By:                            By:
This Transfer Certificate is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Agent, and the Transfer Date is confirmed as [].
[Agent]
By:
[ *** OR FOR GLOBAL TRANSFER CERTIFICATES *** ]

Part 1
The Existing Lenders
[]
[]
[]

Part 2
The New Lenders
[]
[]
[]

Part 3
Details of portion of outstanding Loans and Commitment

Lender	Commitment	Loans
[*list here existing and new lenders*] []	[]	[]

Part 4
New Lenders' Administrative Details

New Lender	Facility office Address/Fax no. Attention of	Address for service of notices (if different)	Account for Payment	Website or Paper Form Lender
[]	[]	[]	[]	[]

EXECUTED as a Deed by         )
[ *** Each Existing Lender *** ]    )                Authorised Signatory
Dated:
Executed as a Deed by             )
[ *** Each New Lender *** ]        )                Authorised Signatory
Dated:
The Transfer Certificate is        )
accepted by the Agent and the        )
Transfer Date is confirmed by the    )
Agent as [ *** ]                )

Signed by [National Australia Bank Limited (ABN 12 004 044 937) (as Agent)]    )
Dated:

SCHEDULE 5
Form of Assignment Agreement
To:    National Australia Bank Limited (ABN 12 004 044 937) as Agent
From:    [the Existing Lender] ("Existing Lender") and [the New Lender] ("New Lender")
Dated:    [***]
Enstar Group Limited - Facility Agreement originally dated 16 September 2014 (as amended and restated on the Effective Date) (Facility Agreement)

1.
We refer to the Facility Agreement. This is an Assignment Agreement. This agreement (the "Agreement") shall take effect as an Assignment Agreement for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 26.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which correspond to that portion of the Existing Lender's Commitments and participations in Loans under the Facility Agreement as specified in the Schedule;

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Loans under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender, assumes and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (c) above.

3.	The proposed Transfer Date is [***].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the Finance Documents as a Lender; and

(b)	Party to [*** other relevant agreements in other relevant capacity***].

5.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 26.4 (Limitation of responsibility of Existing Lenders).

6.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 33.2 (Addresses) are set out in the Schedule to this Assignment Agreement.

7.	The Existing Lender represents and warrants that:

(a)	the rights assigned hereunder are assigned free of any rights of set-off in favour of any Obligor and free of any lien, security interest or other encumbrance; and

(b)	immediately prior to the Transfer Date, the Existing Lender is the beneficial owner of the rights to be assigned hereunder.

8.	[ *** The/Each *** ] New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

9.	[*** The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.].

10.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement.]

11.
This Agreement acts as notice to the Facility Agent (on behalf of each Senior Finance Party) and, upon delivery in accordance with clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to Parent) of the Facilities Agreement, to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement.

12.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE
Commitment/rights and obligations to be transferred by assignment, release and accession
[*** insert relevant details ***]
[*** Facility office address, fax number and attention details for notices and account details for payments ***]
[*** Existing Lender ***]                    [*** New Lender ***]
By:                                    By:
This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent, and the Transfer Date is confirmed as [***].
[*** Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. ***]
[*** Agent ***]
By:

SCHEDULE 6
Form of Accession Letter
To:     National Australia Bank Limited (ABN 12 004 044 937) as Agent
From:    [Subsidiary] and Enstar Group Limited
Dated:
Dear Sirs
Enstar Group Limited - Facility Agreement originally dated 16 September 2014 (as amended and restated on the Effective Date) (Facility Agreement)

1.
We refer to the Facility Agreement. This is an Accession Letter. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an [Additional Borrower]/[Additional Guarantor] and to be bound by the terms of the Facility Agreement and the other Finance Documents as an [Additional Borrower]/[Additional Guarantor] pursuant to clause [27.2 (Additional Borrowers)]/[27.3 (Additional Guarantors)] of the Facility Agreement is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ].

3.	[Subsidiary's] administrative details are as follows:
Address:
Fax No.:
Attention:

4.	This Accession Letter is governed by English Law,
[This Accession Letter is entered into by deed.]

………………………..        ………………………..
For and on behalf of        For and on behalf of
Enstar Group Limited        [Subsidiary]

SCHEDULE 7
Form of Compliance Certificate
To:    National Australia Bank Limited (ABN 12 004 044 937) as Agent
From:    Enstar Group Limited
Dated:
Dear Sirs
Enstar Group Limited - Facility Agreement originally dated 16 September 2014 (as amended and restated on the Effective Date) (Facility Agreement)

1.
We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [*** insert the relevant testing date/ the Testing Date ***]:

(a)	Borrower Net Worth:

(i)	the Consolidated Tangible Net Worth of the Parent was [*];

(ii)	[50] per cent of the net income available for distribution to common shareholders of the Parent at any time after 30 June 2014 was [*]; and

(iii)	[75] per cent of the proceeds of any common stock issuance of the Parent made after the date of the Facility Agreement was [*], and therefore the requirements of clause 23.2(a) (Borrower Net Worth) have been met;

(b)
Gearing Ratio: The Consolidated Financial Indebtedness of the Parent was [*] and Consolidated Tangible Net Worth of the Parent was [*], the Total Capital was [*] such that the Consolidated Financial Indebtedness of the Parent was [*] per cent. of the Total Capital and that the requirements of clause 23.2(b) (Gearing Ratio) have been met.

(c)
Requisite Rating the average rating of the aggregate investment portfolio (determined by reference to the [lowest] individual rating given by any Rating Agency to each investment) of the Parent is not less than BBB+ (or its equivalent) and therefore the requirements of clause 23.2(c) (Requisite Rating) have been met; and

in each case as demonstrated below. [attach details of calculations, including a breakdown of how the average rating of the aggregate investment portfolio is calculated setting out the per cent of the total value of investments held in each rating or category]

3.	We confirm that no Default is continuing.

[insert applicable certification language]
………………………………………..
for and on behalf of
[name of Auditors of Enstar Group Limited]

SCHEDULE 8
Timetables
Loans

	Loans in U.S. Dollars	Loans in other currencies
Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with clause 4.3 (Conditions relating to Optional Currencies)		4 Business Days prior to the date of the Loan 9.30 a.m.
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) (clause 12.1 (Selection of Interest Periods and Terms))	3 Business Days prior to the date of the Loan 9.30 a.m.	3 Business Days prior to the date of the Loan 9.30 a.m.
Agent notifies the Lenders of the Loan in accordance with clauses 5.4 (Lenders' participation)	3 Business Days prior to the date of the Loan 3.00 p.m.	3 Business Days prior to the date of the Loan 3.00 p.m.
LIBOR or EURIBOR is fixed	Quotation Day as of 11.00 a.m.	Quotation Day as of 11.00 a.m.

SCHEDULE 9
U.S. Tax Compliance Certificate
Part 1
For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of clause 15 (Tax Gross Up and Indemnities) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten per cent shareholder of the Obligor within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Obligor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Obligor with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that if the information provided on this certificate changes, the undersigned shall promptly so inform the Obligor and the Agent.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Part 2
For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of clause 15 (Tax Gross Up and Indemnities) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten per cent shareholder of the Obligor within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Obligor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Part 3
For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes

Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of clause 15 (Tax Gross Up and Indemnities) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten per cent shareholder of the Obligor within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Obligor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Part 4

For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender from time to time party thereto.
Pursuant to the provisions of clause 15 (Tax Gross Up and Indemnities) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Finance Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten per cent shareholder of the Obligor within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Obligor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Obligor with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that if the information provided on this certificate changes, the undersigned shall promptly so inform the Obligor and the Agent.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

SCHEDULE 10
Existing Security
Material Companies - Letter of Credit/Ordinary Course Security

Company Name	Registered Number	Security document	Date created	Date registered	Person entitled
Cavell Insurance Company Limited	157661	Security agreement	17.12.92	30.12.92	Citibank N.A.
		Amendment letter	15.02.94	22.02.94	Citibank N.A
		Security agreement	30.03.98	08.04.98	Citibank N.A
		Reinsurance deposit agreement	30.03.98	14.04.98	Citibank N.A.
Clarendon Holdings, Inc.		Stock Pledge Agreement Security Agreement	08.07.11		National Australia Bank Limited (ABN 12 004 044 937)
			08.07.11		National Australia Bank Limited (ABN 12 004 044 937)
Enstar Investments Inc.		Stock Pledge Agreement	08.07.11		National Australia Bank Limited (ABN 12 004 044 937)
Marlon Insurance Company Limited	998720	Security agreement	15.11.95	24.11.95	Citibank N.A.
		Reinsurance deposit agreement	15.11.95	24.11.95	Citibank N.A.
Longmynd Insurance Company Limited	1454023	Charge	06.11.87	26.11.87	Citibank N.A.
Fieldmill Insurance Company Limited	1457354	Charge	06.11.87	14.11.87	Citibank N.A
River Thames Insurance Company Limited	462838	Reinsurance deposit agreement	11.07.88	20.07.88	Citibank N.A
		Security agreement	11.07.88	20.07.88	Citibank N.A
		Security agreement	06.01.89	11.01.89	Citibank N.A
		Security agreement	12.06.90	19.06.90	Citibank N.A
		Security agreement	02.01.96	09.01.96	Citibank N.A
Brampton Insurance Company Limited	1272965	Reinsurance deposit agreement	23.02.96	29.02.96	Citibank N.A.
Unione Italiana (U.K.) Reinsurance Company Limited	199059	Charge	02.12.87	09.12.87	Citibank N.A.
Hillcot Re Limited	1457317	Charge	19.11.87	02.12.87	Citibank N.A.
Knapton Insurance Limited	14644	Reinsurance deposit agreement	25.09.09	12.10.09	Citibank N.A.
Gordian Runoff Limited	052179647	Fixed (ASIC Charge No: 373330)	30.12.92	25.01.93	004325080, Citigroup Pty Limited
		Fixed (ASIC Charge No: 1344254)	16.08.06	25.08.06	004325080, Citigroup Pty Limited
		Fixed (ASIC Charge No: 1344258)	16.08.06	25.08.06	079478612. The Royal Bank of Scotland N.V.

		Fixed (ASIC Charge No: 1344262)	16.08.06	25.08.06	079478612. The Royal Bank of Scotland N.V.
		Floating (ASIC Charge No: 373432)	21.12.92	27.01.93	064874531, Bank of America, National Association
		Fixed (ASIC Charge No: 510034)	13.09.95	04.10.95	064874531, Bank of America, National Association
Enstar Australia Holdings Pty Limited	128812546	Fixed (ASIC Charge No: 1596644)	28.02.08	29.02.08	004044937, National Australia Bank Limited (ABN 12 004 044 937)
AG Australia Holdings Limited	054573401	Fixed (ASIC Charge No: 1614223)	25.03.08	03.04.08	004044937, National Australia Bank Limited (ABN 12 004 044 937)
Enstar Group Limited	EC30916	Security and Control Agreement	31.12.10	4 January 2011	Connecticut General Life Insurance Company
Courtenay Holdings Ltd.	EC40159	Account Charge	22.04.10	11 May 2010	Barclays Bank plc

SCHEDULE 11
Form of Additional Lender Accession Letter
To:        [] as Agent and the Parent (for and on behalf of the Obligors)
From:        [Additional Lender] (the "Additional Lender")
Dated:    []
[] - [] Facility Agreement dated []
(the "Agreement")

1.	We refer to clause 2.3 (Additional Commitments) of the Agreement.

2.	Terms defined in the Agreement shall bear the same meaning herein.

3.
The Parent and the Additional Lender hereby request that the Additional Lender becomes an Additional Lender pursuant to clause 2.3 (Additional Commitments) of the Agreement with a Commitment as specified in Annex 1.

4.
The Additional Lender hereby requests the Agent to accept this Additional Lender Accession Letter as being delivered to the Agent pursuant to and for the purposes of clause 2.3 (Additional Commitments) of the Agreement so as to take effect in accordance with the terms thereof on [] (the "Increase Date") upon satisfaction of all conditions set out in clause 2.3 (Additional Commitments) of the Agreement and to confirm its agreement to the contents hereof pursuant to clause 2.3 (Additional Commitments) of the Agreement by signing, dating and returning the enclosed copy of this letter.

5.	The Additional Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in Annex 1.

6.
The Additional Lender confirms that it has received a copy of the Agreement together with such other information that it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Agent to assess or keep under review on their behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

7.
The Additional Lender hereby undertakes with each of the other parties to the Agreement that it will perform all of those obligations which by the terms of the Agreement will be assumed by it after delivery of this Additional Lender Accession Letter to the Agent and satisfaction of the conditions (if any) subject to which this Additional Lender Accession Letter is expressed to take effect.

8.	The Facility Office and address, fax number and attention details for notices of the Additional Lender for the purposes of clause 33.2 (Addresses) are set out in the Schedule.

9.	The Additional Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender]*
[*Delete as applicable]

10.	[The Additional Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

11.
[The Additional Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number []) and is tax resident in [], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes that scheme to apply to the Agreement.]

12.
This Additional Lender Accession Letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Lender Accession Letter.

13.	This Additional Lender Accession Letter [and any non-contractual obligations arising out of or in connection with it] [is/ are] governed by English law.

14.	This Additional Lender Accession Letter has been entered into on the date stated at the beginning of this Additional Lender Accession Letter.
[ADDITIONAL LENDER]

……………………………………………………………..
Date: [_______________]

Agreed by the Agent for and on behalf of the Lenders

…………………………………………………………….
Date: [________________]

ANNEX 1
Additional Lender's Commitment

Commitment ([insert currency symbol])
[Insert Additional Lender]	[]

THE SCHEDULE
[Additional Lender to insert Facility Office address, fax number and attention details for notices and account details for payments.]

SCHEDULE 12
Form of Additional Commitments Confirmation Notice
To:        [] as Agent and the Parent (for and on behalf of the Obligors)
From:        [The existing Lender] (the "Commitment Increase Lender")
Dated:    []
Dear Sirs,
[] - [] Facility Agreement dated [] (the "Agreement")

1.
We refer to the Agreement and in particular clause 2.3 (Additional Commitments) thereof. This confirmation (the "Confirmation") shall take effect as an Additional Commitments Confirmation Notice for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Confirmation unless given a different meaning in this Confirmation.

2.
We have agreed to provide the additional Commitments specified in Annex 1 (the "Relevant Commitments") in accordance with the Agreement and we agree to assume and will assume all of the obligations corresponding to the Relevant Commitments.

3.	The proposed date on which the increase in relation to the Commitment Increase Lender and the Relevant Commitments is to take effect (the "Increase Date") is [].

4.	This Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Confirmation.

5.	This Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	This Confirmation has been entered into on the date stated at the beginning of this Confirmation.
Yours faithfully

………………………………………………………………
authorised signatory for
[Commitment Increase Lender]

This Additional Commitments Confirmation Notice is accepted as an Additional Commitments Confirmation Notice for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [].
[] as Agent

By : ………………………………………………

Annex 1
Commitment Increase Lenders' Commitment

Commitment ([insert currency symbol])
[Insert Commitment Increase Lender]	[]

SIGNATURES
Signature pages not restated.

Signatories to the Restatement Agreement
Parent

ENSTAR GROUP LIMITED

By:    /s/ Mark Smith
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

Borrowers

ENSTAR GROUP LIMITED

By:    /s/ Mark Smith
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

ENSTAR (EU) FINANCE LIMITED

By:    /s/ Derek Reid
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

Signatories to the Restatement Agreement

ENSTAR HOLDINGS (US) INC.

By:    /s/ Thomas Nichols
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

Guarantors
ENSTAR GROUP LIMITED

By:    /s/ Mark Smith
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

ENSTAR (EU) FINANCE LIMITED

By:    /s/ Derek Reid
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

ENSTAR HOLDINGS (US) INC.

By:    /s/ Thomas Nichols
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

KENMARE HOLDINGS LTD.

By:    /s/ David Rocke
Notice Details
Address:     Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM 11, Bermuda
Fax No:     001 441 296 0895
Attention:     Doug Anthony

Signatories to the Restatement Agreement
Mandated Lead Arrangers
NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937)

By:    /s/ Eoin Naughton
Notice Details
Address:     88 Wood Street, London, EC2V 7QQ
Attention:      Eoin Naughton (eoin.naughton@eu.nabgroup.com)

BARCLAYS BANK PLC

By:    /s/ Jean-Pierre Darque
Notice Details
Address:     Level 11, 1 Churchill Place, London, E14 5HP
Attention:

LLOYDS BANK PLC

By:    /s/ Chris Rees
Notice Details
Address: 10 Gresham Street, London, EC2V 7AE
Attention:     James Nicol

SUNTRUST ROBINSON HUMPHREY, INC.

By:    /s/ Frank Tantillo
Notice Details
Address:     3333 Peachtree Rd. Atlanta GA, 30326
Attention:     Paula Mueller

Signatories to the Restatement Agreement
Lenders
NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937)

By:    /s/ Eoin Naughton
Notice Details
Address:     88 Wood Street, London, EC2V 7QQ
Attention:      Eoin Naughton (eoin.naughton@eu.nabgroup.com)

BARCLAYS BANK PLC

By:    /s/ Jean-Pierre Darque
Notice Details
Address:     Level 11, 1 Churchill Place, London, E14 5HP
Attention:

LLOYDS BANK PLC

By:    /s/ Chris Rees
Notice Details
Address:     10 Gresham Street, London, EC2V 7AE
Attention:     James Nicol

SUNTRUST BANK

By:    /s/ Paula Mueller
Notice Details
Address:     303 Peachtree Street, NE 25th Floor, Atlanta, Georgia, 30388
Attention:

Signatories to the Restatement Agreement

Exiting Lender
ROYAL BANK OF CANADA

By:    /s/ Brij Grewal
Notice Details
Contact:    Brij Grewal
Address:     200 Vesey St - 12th Floor, New York, NY 10281
Attention:     Brij.Grewal@rbc.com

Agent

NATIONAL AUSTRALIA BANK LIMITED
(ABN 12 004 044 937)

By:    /s/ Fiona MacLennan
For administrative matters:
Contact:        Lending Administration
Address:    Level 24, 255 George Street, Sydney, 2000, Australia
Fax No.:        +44 207 726 0781
E-mail:        lendingadminlon@eu.nabgroup.com
Copied to:    Wholesale.Agency.London@eu.nabgroup.com

For credit matters:
Contact:        Carole Palmer
Address:    88 Wood Street, London EC2V 7QQ, United Kingdom
E-mail:        Wholesale.Agency.London@eu.nabgroup.com